As filed with the Securities and Exchange Commission on December 14, 2005.
Registration No. 333-126683

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL REGCO INC.
(Exact name of registrant as specified in its charter)

Washington	2621	47-0956945
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N8
(604) 684-1099
(Address and telephone number of registrant’s office)
David M. Gandossi
Mercer International Inc.
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N8
(604) 684-1099
(Name, address and telephone number of agent for service)

Copies to:

H.S. Sangra	David R. Wilson
Sangra Moller LLP	Heller Ehrman LLP
1000 Cathedral Place, 925 West Georgia Street	701 Fifth Avenue, Suite 6100
Vancouver, British Columbia, Canada V6C 3L2	Seattle, WA 98104-7098
(604) 662-8808	(206) 447-0900
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the transactions described in the agreement and plan of merger included as Appendix A to the proxy statement/prospectus forming a part of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THESE ACTIVITIES ARE NOT PERMITTED.
SUBJECT TO COMPLETION, DATED DECEMBER 14, 2005
December 14, 2005
Dear Mercer Shareholder:
     You are cordially invited to join us at a special meeting of shareholders of Mercer International Inc., referred to as “Mercer”, to be held at 10:00 a.m. (Vancouver time) on January 20, 2006. The special meeting will be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada.
     We are pleased to present for your approval a proposed conversion, pursuant to an agreement and plan of merger in substantially the form set forth in Appendix A to the accompanying proxy statement/prospectus, for the purpose of changing the legal form of Mercer from that of a Massachusetts trust to a corporation. Under the proposed conversion, Mercer will merge into Mercer Delaware Inc., a Delaware corporation, which we refer to as “Transition Co.”, which will subsequently be merged into Mercer International Regco Inc., a Washington corporation, which we refer to as “Amalgamated Mercer”, and you will become a shareholder of Amalgamated Mercer. Currently, Amalgamated Mercer is a wholly-owned subsidiary of Mercer and Transition Co. is a wholly-owned subsidiary of Amalgamated Mercer. The implementation of the conversion also requires certain amendments to our Declaration of Trust. The proposals are explained in the attached proxy statement/prospectus, which we encourage you to read.
     If the conversion is completed, Amalgamated Mercer will adopt the name “Mercer International Inc.” and will own the assets, assume the liabilities and continue to conduct the business now conducted by Mercer. We believe this conversion will increase our flexibility by enabling us to gain business, financial and strategic advantages that may not be available under our current form as a Massachusetts trust and should also decrease certain administrative burdens and costs. Additionally, by adopting a conventional and familiar corporate form, we believe we will be a more attractive investment alternative to a wider range of investors.
     On consummation of the merger of Mercer and Transition Co., the shares of beneficial interest you own of Mercer will convert into shares of common stock of Amalgamated Mercer. The number of Amalgamated Mercer shares you will own will be the same as the number of Mercer shares you own immediately prior to the consummation of the merger of Mercer and Transition Co., and your relative economic ownership in the company will remain unchanged. The shares of Amalgamated Mercer will, subject to receiving the necessary approvals and consents, be quoted on the NASDAQ National Market under the symbol “MERC” and listed on the Toronto Stock Exchange under the symbol “MRI.U”.

     This proxy statement/prospectus provides you with detailed information regarding the conversion. We encourage you to read this entire document carefully. PLEASE CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7.
     Our conversion to a corporation requires that shareholders as of December 14, 2005 entitled to vote at the special meeting holding (i) a majority of our outstanding shares of beneficial interest pass a resolution in substantially the form set forth in Appendix E to the accompanying proxy statement/prospectus approving the proposed amendments to our Declaration of Trust, and (ii) two-thirds of our outstanding shares of beneficial interest pass a resolution in substantially the form set forth in Appendix G to the accompanying proxy statement/prospectus approving the proposed Delaware reincorporation, which resolutions are to be presented at the special meeting.
     YOUR BOARD OF TRUSTEES HAS APPROVED THE CONVERSION FROM A TRUST TO A CORPORATION AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION APPROVING THE AMENDMENTS TO THE DECLARATION OF TRUST AND THE RESOLUTION APPROVING THE DELAWARE REINCORPORATION.
     Whether or not you plan on attending the special meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of special meeting and proxy statement/prospectus, please sign, date and return the enclosed proxy card. We urge you to join us in supporting this important opportunity.

Sincerely yours,
/s/ Jimmy S.H. Lee

Jimmy S.H. Lee
Chairman of the Board
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     The proxy statement/prospectus is dated December 14, 2005 and is first being mailed to shareholders on or about December 19, 2005.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 20, 2006

TO:	The Shareholders of Mercer International Inc.
        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Mercer International Inc. (“Mercer”) is to be held on Friday, January 20, 2006 at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time) for the following purposes:
1.	To pass a resolution, in substantially the form set forth in Appendix E to the accompanying proxy statement/prospectus, approving amendments to Mercer’s Declaration of Trust to provide that Mercer shall (i) be authorized to effect a merger with a corporation subject to its observance of the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act, and (ii) cease its separate existence upon a merger in which it is not the surviving entity;

2.	To pass a resolution, in substantially the form set forth in Appendix G to the accompanying proxy statement/prospectus, authorizing the merger of Mercer with an indirect wholly-owned subsidiary incorporated under the laws of the State of Delaware, which is being carried out in connection with the conversion of Mercer from a Massachusetts trust to a corporation organized under the laws of the State of Washington, as more particularly described in the accompanying proxy statement/prospectus;

3.	To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the amendments to Mercer’s Declaration of Trust or the merger of Mercer with an indirect wholly-owned Delaware subsidiary; and

4.	To transact such other business as may properly come before the meeting or any adjournment, postponement or rescheduling thereof.
        The board of trustees has fixed the close of business on December 14, 2005 as the Record Date for the determination of shareholders entitled to vote at the special meeting or any adjournment, postponement or rescheduling thereof.
        A proxy statement dated December 14, 2005 and a proxy card accompany this Notice of Special Meeting of Shareholders.

BY ORDER OF THE BOARD OF TRUSTEES
/s/ Jimmy S.H. Lee
Jimmy S.H. Lee
Chairman of the Board
December 14, 2005
WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE THE PROXY CARD THAT ACCOMPANIES THIS NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this proxy statement/prospectus is accurate only as of December 14, 2005. Our business, financial condition, results of operations and prospects may have changed since that date.
REFERENCES TO ADDITIONAL INFORMATION
     This proxy statement/prospectus incorporates by reference important business and financial information about us from other documents that are not included in or delivered with this proxy statement/prospectus. We will provide promptly without charge to you, upon written or oral request, a copy of any document incorporated by reference in this proxy statement/prospectus, other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

Mercer International Inc.	Mercer International Inc.
650 West Georgia Street	14900 Interurban Avenue South
Suite 2840, P.O. Box 11576	Suite 282
Vancouver, British Columbia	Seattle, Washington
Canada V6B 4N8	USA 98168
Telephone: (604) 684-1099	Telephone: (206) 674-4639
Attention: David M. Gandossi	Attention: Investor Relations
     If you would like to request documents, we must receive your request by January 13, 2006 in order for you to receive them before the special meeting.
     See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

     In this document, please note the following:
•	references to “we”, “our”, “us” or “Mercer” mean Mercer International Inc. in its current legal form as a Massachusetts trust organized under the laws of Washington state;

•	references to “Amalgamated Mercer” mean Mercer International Regco Inc., a Washington corporation, and references to “Transition Co.” mean Mercer Delaware Inc., a Delaware corporation;

•	references to “ADMTs” mean air-dried metric tonnes;

•	information is provided as of December 14, 2005, unless otherwise stated or the context clearly suggests otherwise; and

•	“€ refers to Euros; “$” refers to U.S. dollars; and “C$” refers to Canadian dollars.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This proxy statement/prospectus, including the information incorporated by reference into this proxy statement/prospectus, contains “forward-looking statements”. They can be identified by words such as “estimates”, “projects”, “scheduled”, “anticipates”, “expects”, “intends”, “plans”, “will”, “should”, “believes”, “goal”, “seek”, “strategy” or their negatives or other comparable words. These statements are subject to a number of risks and uncertainties including the risks and uncertainties outlined under “Risk Factors” and incorporated by reference in this proxy statement/prospectus, many of which are beyond our control. We wish to caution the reader that these forward-looking statements are only estimates or predictions, such as statements regarding:
•	development of our business;

•	demand and prices for our products; and

•	future capital expenditures.
     We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make or incorporate by reference in this proxy statement/prospectus are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual events or results may differ materially due to risks facing us or due to actual facts differing from the assumptions underlying our predictions. Some of these risks and assumptions include:
•	changes in tax legislation or differing views of our tax treatment of our conversion by the relevant authorities;

•	changes in your rights as a result of our conversion;

•	the costs and benefits of our conversion may not be as anticipated and we could experience increased costs and difficulties in connection with completing the conversion which are greater than expected;

•	our level of indebtedness;

•	the cyclical nature of our business;

•	our ability to fully implement our business plan with relation to the development and expansion of our operations as planned, including with respect to the Celgar and Stendal pulp mills;

•	our ability to integrate and improve the operations of the Celgar pulp mill;

•	our ability to manage our capital expenditures and maintenance costs;

•	our ability to efficiently and effectively manage our growth;

•	our exposure to interest rate and currency exchange rate fluctuations;

•	our use of derivatives;

•	fluctuations in the price and supply of our raw materials;

•	our ability to respond to increasing competition;

•	environmental legislation and environmental risks associated with conditions at our facilities;

•	our ability to negotiate acceptable agreements with our employees;

•	our dependence upon German federal and state grants and guarantees;

•	our dependence upon key personnel;

•	potential disruptions to our production and delivery;

•	difficulties or delays in providing certifications under the Sarbanes-Oxley Act of 2002;

•	our insurance coverage; and

•	other regulatory, legislative and judicial developments,
any of which could cause actual results to vary materially from anticipated results.
     We advise the reader that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Important factors that you should also consider include, but are not limited to, the factors discussed under “Risk Factors” and incorporated by reference in this proxy statement/prospectus. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.
     Our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the Securities and Exchange Commission, or “SEC”. See “Where You Can Find More Information”.

QUESTIONS AND ANSWERS
        The following questions and answers highlight selected information regarding the proposal upon which you will vote at the special meeting of our shareholders. For a more complete discussion, you should carefully read this entire document, including the appendices and the other documents to which we have referred you in “Where You Can Find More Information” on page 32.

Q:	Why am I receiving this proxy statement/prospectus and form of proxy?

A:	This proxy statement/prospectus describes the proposals upon which you will vote at the special meeting, or the “Meeting”, of our shareholders. It also gives you information on the proposals, as well as other information so that you can make an informed decision.

Q:	When and where will the Meeting be held?

A:	The Meeting will be held on January 20, 2006 at 10:00 a.m. (Vancouver time) at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada.

Q:	What is the form of proxy?

A:	The form of proxy, or “Proxy”, enables you to appoint William McCartney, Genevieve Stannus or such other representative as you may designate as your representative at the Meeting. By completing and returning the Proxy, you are authorizing Mr. McCartney, Ms. Stannus or such other representative as you may designate to vote your shares of beneficial interest of Mercer, or “Shares”, at the Meeting as you have instructed them on the Proxy. This way your Shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete and return your Proxy before the date of the Meeting in case your plans change and you are unable to attend.

Q:	Who can vote at the Meeting?

A:	Registered shareholders who own our Shares as of Wednesday, December 14, 2005, the “Record Date”, may attend and vote at the Meeting or any adjournment or postponement thereof. Each Share is entitled to one vote. There were 33,169,140 Shares outstanding on the Record Date.

If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement/prospectus. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Meeting unless you receive a proxy from the broker or the nominee.

Q:	What am I voting on?

A:	We are asking you to pass (i) a resolution, in substantially the form set forth in Appendix E hereto, which we refer to as the “Declaration of Trust Amendment Resolution”, approving certain amendments to our Declaration of Trust to permit a merger, and (ii) a resolution, in substantially the form set forth in Appendix G hereto, which we refer to as the “Delaware Reincorporation Resolution”, authorizing the merger of Mercer with and into Transition Co., which merger is being carried out in connection with the conversion of Mercer from a Massachusetts trust to a corporation organized under the laws of the State of Washington. OUR BOARD OF TRUSTEES RECOMMENDS A VOTE IN FAVOR OF THE DECLARATION OF TRUST AMENDMENT RESOLUTION AND THE DELAWARE REINCORPORATION RESOLUTION.

Q:	How will the reincorporation be effected?

A:	Mercer will transitorily be reincorporated under the laws of the State of Delaware, which we refer to as the “Proposed Delaware Reincorporation”, pursuant to an agreement and plan of merger, substantially in the form set forth in Appendix A hereto, which will immediately thereafter be followed by the reincorporation of Transition Co. under the laws of the State of Washington. Upon the consummation of the Proposed Delaware Reincorporation, your Shares will convert into shares of common stock of Amalgamated Mercer and you will become a shareholder of Amalgamated Mercer pursuant to the terms of the agreement and plan of merger.

Q:	What is the purpose of the Proposed Delaware Reincorporation?

A:	The Proposed Delaware Reincorporation is solely a transitory step in the process of changing the legal form of Mercer from that of a Massachusetts trust to that of a corporation organized under the laws of the State of Washington. It is a necessary step as existing Washington state law does not provide for the conversion or merger of a Massachusetts trust to or with a Washington corporation, whereas Delaware law does permit the merger of a foreign trust with a Delaware Massachusetts trust or Delaware corporation and the conversion of a trust to a corporation. Following the Proposed Delaware Reincorporation, Transition Co. will immediately reincorporate as a Washington corporation through the merger of Transition Co. with and into Amalgamated Mercer. This proxy statement/prospectus discusses in more detail the reasons our board of trustees, or the “Board”, recommends that Mercer be converted to a Washington corporation.

Q:	If the Proposed Delaware Reincorporation is consummated, do I need to return my Share certificates?

A:	No. The certificates that represent the Shares of Mercer outstanding immediately prior to the consummation of the Proposed Delaware Reincorporation will convert to an equal number of shares of common stock of Amalgamated Mercer and will no longer represent Mercer Shares. New Amalgamated Mercer share certificates will be issued if and as certificates representing Mercer Shares are presented for exchange or transfer. PLEASE DO NOT SEND ANY SHARE CERTIFICATES. For further information, please read “Adoption and Approval of Proposed Delaware Reincorporation”.

Q:	If the Proposed Delaware Reincorporation is consummated, will the shares of Amalgamated Mercer also be quoted on the NASDAQ National Market and traded on the Toronto Stock Exchange?

A:	Yes. We intend to make applications so that, immediately following the consummation of the Proposed Delaware Reincorporation, the shares of common stock of Amalgamated Mercer will be quoted on the NASDAQ National Market under the symbol “MERC” and listed for trading on the Toronto Stock Exchange under the symbol “MRI.U”.

Q:	How do I vote?

A:	You may vote by mail.

Complete, date, sign and mail the Proxy to our Registrar and Transfer Agent, Mellon Investor Services LLC, at P.O. Box 3510, South Hackensack, New Jersey 07606-9210 in the enclosed postage pre-paid envelope. If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct. Please see the Proxy for voting instructions. Alternatively, you may complete, date, sign and mail the Proxy to our proxy solicitor, Georgeson Shareholder Communications Inc., at 17 State Street, 10th Floor, New York, NY 10004.

You may also vote in person at the Meeting.

If you attend the Meeting, you may vote as instructed at the Meeting. However, if you hold your Shares in street name (that is, through a broker/dealer or other nominee), you will need to bring to the Meeting a proxy delivered to you by such nominee reflecting your Share ownership as of the Record Date.

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Q:	What does it mean if I receive more than one Proxy?

A:	It means that you hold Shares in multiple accounts. Please complete and return all Proxies to ensure that all your Shares are voted.

Q:	What if I change my mind after returning my Proxy?

A:	You may revoke your Proxy and change your vote at any time before completion of voting at the Meeting. You may do this by:
•	sending a signed Notice of Revocation of Proxy to our Registrar and Transfer Agent at the address set out above, stating that the Proxy is revoked or, alternatively, to our proxy solicitor, Georgeson Shareholder Communications Inc., at the address set out above. This notice must be received prior to the Meeting;

•	signing another Proxy with a later date and sending it to our Registrar and Transfer Agent at the address set out above, before the date of the Meeting or, alternatively, to our proxy solicitor, Georgeson Shareholder Communications Inc., at the address set out above. The latest dated Proxy actually received prior to the Meeting will be the one that is counted, and all earlier Proxies will be revoked; or

•	voting at the Meeting.

Your Proxy will not be revoked if you attend the Meeting but do not vote.

If you own your Shares through a broker or other nominee and wish to change your vote, you must send those instructions to your broker or nominee.

Q:	Will my Shares be voted if I do not sign and return my Proxy?

A:	If your Shares are registered in your name, they will not be voted unless you submit your Proxy, or vote in person at the Meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions.

Q:	Who will count the votes?

A:	Agents of Mercer will tabulate the Proxies. Additionally, votes cast by shareholders voting in person at the Meeting are tabulated by a person who is appointed by our management before the Meeting.

Q:	How many Shares must be present to hold the Meeting?

A:	To hold the Meeting and conduct business, at least one-third of the outstanding Shares must be present at the Meeting. This is called a quorum.

Votes are counted as present at the Meeting if a shareholder either:
•	is present and votes in person at the Meeting; or

•	has properly submitted a Proxy.

Abstentions and “broker non-votes” (Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted for the purposes of a quorum.

Q:	How many votes are required to pass the Resolutions?

A:	To pass the Declaration of Trust Amendment Resolution and the Delaware Reincorporation Resolution, which we collectively refer to as the “Resolutions”, will require the affirmative vote of a majority and two-thirds, respectively, of our outstanding Shares entitled to vote, whether in person or by Proxy, at the Meeting. Because of these vote requirements, ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE RESOLUTIONS. THE FAILURE OF A STOCKHOLDER TO SUBMIT A FORM OF PROXY OR TO VOTE IN PERSON AT THE MEETING WILL ALSO HAVE THE EFFECT OF A VOTE AGAINST THE ADOPTION OF THE RESOLUTIONS. Brokers who hold shares in “street name” for customers may have the authority to vote on many “routine” proposals when they have not received instructions from beneficial owners. These brokers may be precluded from exercising their voting discretion with respect to proposals for non-routine matters like the Declaration of Trust Amendment Resolution and Delaware Reincorporation Resolution. THUS, ABSENT SPECIFIC INSTRUCTIONS FROM YOU, YOUR BROKER MAY NOT BE EMPOWERED TO VOTE YOUR SHARES WITH RESPECT TO THE RESOLUTIONS (I.E., “BROKER NON-VOTES”). A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE RESOLUTIONS.

Q:	How are votes counted?

A:	You may vote “For”, or “Against” or “Abstain” from voting on the Resolutions. If you withhold or abstain from voting on a Resolution, it will have the practical effect of voting against the Resolution.

If you sign and return your Proxy without voting instructions, your Shares will be counted as a “For” vote in favor of the Resolutions.

Q:	Could other matters be discussed at the Meeting?

A:	We do not know of any other matters to be brought before the Meeting other than those referred to in this proxy statement/prospectus. If other matters are properly presented at the Meeting for consideration, the persons named in the Proxy will have the discretion to vote on those matters for you.

Q:	Who do I contact with further questions?

A:	You should contact:

Mercer International Inc.
650 West Georgia Street
Suite 2840, P.O. Box 11576
Vancouver, British Columbia
Canada V6B 4N8
Telephone: (604) 684-1099
Attention: David M. Gandossi

or the Proxy Solicitor:

Georgeson Shareholder Communications Inc.
17 State Street
10th Floor
New York, NY 10004
Telephone: (866) 729-6816

SUMMARY
     This summary highlights certain information contained elsewhere or incorporated by reference in this proxy statement/prospectus. Because it is a summary, it is not complete and does not contain all the information that is important to you. You should read this entire proxy statement/prospectus as well as the information incorporated by reference into this proxy statement/prospectus carefully, including the appendices to this document. See “Where You Can Find More Information”.
Mercer
     Mercer is a Massachusetts trust organized under the laws of the State of Washington in 1968. Under Washington state law, shareholders of a Massachusetts trust have the same limited liability as shareholders of a corporation. Our operations are located primarily in Germany and western Canada.
     We operate in the pulp and paper business. We are one of the largest producers of market northern bleached softwood kraft, or “NBSK”, pulp in the world. We are the sole kraft pulp producer, and the only producer of pulp for resale, known as “market pulp”, in Germany, which is the largest pulp import market in Europe. We currently employ approximately 1,240 people at our German operations, approximately 420 people at our Canadian operations and 10 people at our office in Vancouver, British Columbia, Canada. We operate three NBSK pulp mills with a consolidated annual production capacity of approximately 1.3 million ADMTs:
•	Rosenthal mill. Our wholly-owned subsidiary, Rosenthal, owns and operates a modern, efficient ISO 9002 certified NBSK pulp mill that has an annual production capacity of approximately 310,000 ADMTs. Located near the town of Blankenstein, Germany, the Rosenthal mill is currently one of only two producers of market NBSK pulp in Germany, the other being our Stendal mill.

•	Stendal mill. Our 63.6% owned subsidiary, Stendal, completed construction of a new, state-of-the-art, single-line NBSK pulp mill in September 2004, which is designed to have an annual production capacity of approximately 552,000 ADMTs. In December 2005, the mill is adding two new digesters which, when operational and tied in, will further increase the mill’s production capacity. Once operating at capacity, we believe the Stendal mill will be one of the largest NBSK pulp mills in Europe. The aggregate cost of the Stendal mill is approximately €1.0 billion. The Stendal project was financed through a combination of government grants totaling approximately €274.5 million, low-cost, long-term project debt which is largely severally guaranteed by the federal government of Germany and the state government of Sachsen-Anhalt, and equity contributions. The Stendal mill is situated near the town of Stendal, Germany, approximately 300 kilometers north of the Rosenthal mill.

•	Celgar mill. In February 2005, we acquired, through a wholly-owned subsidiary, Zellstoff Celgar Limited, a modern, efficient ISO 9001 certified NBSK pulp mill that has an annual production capacity of approximately 430,000 ADMTs. The Celgar mill was completely rebuilt in the early 1990s through a C$850 million modernization and expansion project, which transformed it into a low-cost producer. The Celgar mill is located near the city of Castlegar, British Columbia, Canada, approximately 600 kilometers east of the port city of Vancouver, British Columbia, Canada.
     We also own and operate two paper mills located at Heidenau and Fährbrücke, Germany, which produce specialty papers and printing and writing papers and, based upon their current product mix, have an aggregate annual production capacity of approximately 70,000 ADMTs.
     We maintain an office at Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada and the telephone number is (604) 684-1099. We also maintain an office at 14900 Interurban Avenue South, Suite 282, Seattle, Washington, USA, and the telephone number is (206) 674-4639.

The Conversion
     For the reasons set forth in this proxy statement/prospectus, our Board believes that the best interests of Mercer and that of our shareholders will be served by changing the legal form of Mercer from that of a Massachusetts trust to a corporation organized under the laws of the State of Washington. To effect this change in our legal form, Mercer will initially be reincorporated under the laws of the State of Delaware and immediately thereafter be reincorporated under the laws of the State of Washington, which we collectively refer to as the “Conversion”. The parties to the Conversion are Mercer, Transition Co. and Amalgamated Mercer. Transition Co. and Amalgamated Mercer were incorporated solely for the purposes of the proposed Conversion described herein. Neither subsidiary has any material assets or capitalization unrelated to the proposed Conversion and neither has engaged in any business or other activities, other than in connection with the proposed Conversion. As a result of the Conversion, your Shares of Mercer will convert into the same number of shares of common stock of Amalgamated Mercer and you will own the same relative interest in Amalgamated Mercer as you did in Mercer.
     Pursuant to the Proposed Washington Reincorporation, Amalgamated Mercer will adopt the name “Mercer International Inc.”. Amalgamated Mercer will be engaged in the same business that Mercer was engaged in prior to the Conversion and its shares of common stock will, subject to the receipt of all necessary approvals and consents, be quoted and listed for trading on the NASDAQ National Market and the Toronto Stock Exchange, respectively.
     Our Board has approved the Conversion, which will occur as follows:

1.	Pursuant to the agreement and plan of merger among Mercer, Amalgamated Mercer and Transition Co., or the “Merger Agreement”, described in this proxy statement/prospectus, Mercer will be reincorporated as a corporation organized under Delaware law through the merger of Mercer with and into Transition Co., a company wholly-owned by Amalgamated Mercer, with Transition Co. being the surviving entity of such merger;

2.	Pursuant to the Merger Agreement, each Share of Mercer will convert into one share of common stock of Amalgamated Mercer upon the consummation of the Proposed Delaware Reincorporation. The shareholders of Mercer will become the shareholders of Amalgamated Mercer and will own exactly the same number of shares of common stock in Amalgamated Mercer immediately after such merger as the number of Shares of Mercer they owned immediately before such merger. The one common share of Amalgamated Mercer held by Mercer will be cancelled; and

3.	Immediately following the Proposed Delaware Reincorporation, Transition Co. will merge with and into Amalgamated Mercer, in accordance with the applicable provisions of Washington and Delaware law, with Amalgamated Mercer being the surviving entity of such merger, with the result that we will be reincorporated as a Washington corporation, referred to as the “Proposed Washington Reincorporation”.

     See “Adoption and Approval of Proposed Delaware Reincorporation — The Merger Agreement” for more detailed information.
     The Conversion will require amendments to Mercer’s Declaration of Trust. The amendments to Mercer’s Declaration of Trust will authorize Mercer to effect a merger with a corporation subject to its observance of the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act and provide that Mercer shall cease its separate existence upon a merger in which it is not the surviving entity. The amendments will enable Mercer to merge into Transition Co., with Transition Co. as the survivor, and upon such merger, Mercer shall cease to exist. See “Amendment of Declaration of Trust” for more detailed information.

     The consummation of the transactions contemplated in the Merger Agreement is conditioned upon several factors, including, but not limited to, the approval of the Declaration of Trust Amendment Resolution by the affirmative vote of holders of not less than a majority of the outstanding Shares entitled to vote at the Meeting, the approval of the Delaware Reincorporation Resolution by the affirmative vote of holders of not less than two-thirds of the outstanding Shares entitled to vote at the Meeting, and the receipt of all necessary consents and approvals required from applicable governmental or regulatory agencies, as well as the receipt of all other material third party consents. For more information, see “Adoption and Approval of Proposed Delaware Reincorporation – The Merger Agreement – Conditions to Consummation of the Conversion”.
     The Merger Agreement may be amended, modified or supplemented by our Board either before or after shareholder approval has been obtained and prior to the consummation of the Proposed Delaware Reincorporation (provided that certain principal terms may not be amended without further shareholder approval) and may be terminated and abandoned at any time prior to the consummation of the Proposed Delaware Reincorporation.
     We have two principal reasons to effect the Conversion: (i) extend the limited life of Mercer to an indefinite term; and (ii) increase our operational flexibility and potential entitlement to additional benefits and advantages of operating as a corporation, and reduce certain administrative burdens and costs of operating as a Massachusetts trust. See “Adoption and Approval of Proposed Delaware Reincorporation – Principal Reasons for the Conversion”.
     We propose to consummate the Conversion through the transitory Proposed Delaware Reincorporation as the laws of the State of Washington which govern Mercer do not provide that a Massachusetts trust can reincorporate as a Washington corporation by merging with and into a Washington corporation. The laws of the State of Delaware do provide that a Massachusetts trust can merge with and into a Delaware corporation. Therefore, to comply with existing Washington state law, we must, in order to consummate the Conversion, consummate the Proposed Delaware Reincorporation which will immediately be followed by the Proposed Washington Reincorporation. Under applicable law, shareholder approval is required for the Proposed Delaware Reincorporation, but is not required for the Proposed Washington Reincorporation.
     The Shares are currently quoted for trading on the NASDAQ National Market and listed for trading on the Toronto Stock Exchange. There is currently no established public trading market for the shares of common stock of Amalgamated Mercer. We will make applications so that, upon the consummation of the Conversion, the shares of common stock of Amalgamated Mercer will be quoted for trading on the NASDAQ National Market under the symbol “MERC” and listed for trading on the Toronto Stock Exchange under the symbol “MRI.U”.
     Upon consummation of the Proposed Delaware Reincorporation, each shareholder of Mercer will become a shareholder of Amalgamated Mercer and each outstanding certificate representing Shares in Mercer will represent the same number of shares of common stock in Amalgamated Mercer. If you desire to sell some or all of your Amalgamated Mercer shares of common stock after consummation of the Proposed Delaware Reincorporation, delivery of the certificate(s) that previously represented the Shares will be sufficient. New Amalgamated Mercer share certificates will be issued if and as certificates representing Mercer Shares are presented for exchange or transfer.
     Shareholders are urged to read carefully this proxy statement/prospectus before voting on the Delaware Reincorporation Resolution as it provides important information about the Conversion, including how your rights as a shareholder of Mercer may be affected. For example, as our legal form will be changed to that of a corporation and the Shares will convert into shares of common stock of Amalgamated Mercer, the Articles of Incorporation and the Bylaws of Amalgamated Mercer will be materially different in certain respects from our current governing documents.
     Shareholders are or may be entitled to assert dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act, and this proxy statement/prospectus is accompanied by a copy of that chapter (see Appendix D). Shareholders meeting certain requirements may have dissenters’ rights of appraisal with respect to the Proposed Delaware Reincorporation and the discussion of dissenters’ rights should be read closely. See the more complete discussion under “Adoption and Approval of Proposed Delaware Reincorporation – Dissenters’ Rights”.

     The Conversion will be accounted for as a merger of entities under common control that will not result in changes in our historical consolidated carrying amounts of assets, liabilities and shareholders’ equity. The Conversion will effect a change in our legal form, but will not result in any change in our business, management, fiscal year, accounting practices, assets or liabilities (except to the extent of legal and other costs of effecting the Conversion and maintaining ongoing corporate status) or location of the principal executive offices and facilities. Amalgamated Mercer will continue to operate under the name “Mercer International Inc.” following consummation of the Conversion. All outstanding and unexercised stock options, warrants or other rights to acquire Shares, whether pursuant to our outstanding convertible notes, shareholder rights plan, stock option or incentive plans or otherwise, will, pursuant to the Merger Agreement, automatically convert into options, warrants or rights to acquire the same number of shares of Amalgamated Mercer common stock on the same terms and conditions and at the same exercise or conversion price applicable to any such options, warrants or rights outstanding prior to the consummation of the Conversion. Our stock option, stock incentive and other employee benefit plans and our indentures, credit facilities and shareholder rights plan will also be continued by Amalgamated Mercer upon the terms and subject to the conditions currently in effect.
     The Conversion is subject to certain federal income tax considerations that may be relevant to holders of Shares, who will receive Amalgamated Mercer shares of common stock in exchange for their Shares. For a discussion of such tax consequences, see “Adoption and Approval of Proposed Delaware Reincorporation – Material U.S. Federal Income Tax Consequences of the Conversion”.
     Assuming the Declaration of Trust Amendment Resolution and Delaware Reincorporation Resolution are approved by the requisite majority and two-thirds vote, respectively, at the Meeting, at the effective time of the Conversion the incumbent trustees and officers of Mercer will become the directors and officers of Amalgamated Mercer. The incumbent trustees will serve as directors of Amalgamated Mercer for the same terms of service for which they are serving as trustees of Mercer. In approving the Proposed Delaware Reincorporation, shareholders will be considered to have ratified the appointment of the directors of Amalgamated Mercer.
     Subject to the terms and conditions of the Merger Agreement, we intend, as soon as practicable after the approval by our shareholders of the Resolutions, to file a Certificate of Amendment of our Declaration of Trust with the Washington Secretary of State and thereafter to file the Merger Agreement and other appropriate documents with the Delaware Secretary of State and Washington Secretary of State to effect the Proposed Delaware Reincorporation. Immediately thereafter, we intend to file appropriate documents with the Delaware Secretary of State and Washington Secretary of State to effect the Proposed Washington Reincorporation. Our Board may, however, delay the consummation of the Proposed Delaware Reincorporation for some period of time after obtaining shareholder approval pending the receipt of third-party consents and regulatory approvals or for other business reasons.
     Shareholders must pass the Resolutions at the Meeting for the Proposed Delaware Reincorporation to be consummated, which will immediately be followed by the consummation of the Proposed Washington Reincorporation. The affirmative vote of a majority and two-thirds of the outstanding Shares of Mercer entitled to vote at the Meeting is required to pass the Declaration of Trust Amendment Resolution and the Delaware Reincorporation Resolution, respectively. OUR BOARD HAS APPROVED THE AMENDMENTS TO THE DECLARATION OF TRUST, THE MERGER AGREEMENT, THE PROPOSED DELAWARE REINCORPORATION AND THE PROPOSED WASHINGTON REINCORPORATION AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RESOLUTIONS.

Selected Financial Data
     The following table sets forth selected historical financial and operating data as at and for the periods indicated. Effective January 1, 2002, we changed our reporting currency from the U.S. dollar to the Euro. Accordingly, the following selected financial data for periods prior to the year ended December 31, 2002 has been restated in Euros and reclassified to conform with the current year’s presentation. The following selected financial data is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and related notes incorporated by reference in this proxy statement/prospectus.
     Transition Co. and Amalgamated Mercer were incorporated in connection with the proposed Conversion described herein and have no material assets or capitalization unrelated to the proposed Conversion and have not engaged in any business or other activities other than in connection with the proposed Conversion. The following selected financial data does not reflect financial information relating to Transition Co. or Amalgamated Mercer.
     We commenced construction of our Stendal mill in August 2002. Construction of our Stendal mill was completed in the third quarter of 2004 and the mill is currently in the start-up phase. The following selected financial data includes the operating results of the Stendal mill from its start up in September 2004.
     The following selected financial data for the nine months ended September 30, 2005 also includes the results of operations and financial condition of the Celgar mill from the date of its acquisition on February 14, 2005.

								Nine Months
	Years Ended December 31,							Ended
	2000	2001(1)	2002(1)	2003		2004		September 30, 2005(2)
								(unaudited)
	(Euro in thousands, other than per share and per ADMT amounts)
Statement of Operations Data
Revenues	€258,883	€216,447	€239,132	€194,556		€247,898		€376,430
Cost of sales	€193,704	€184,679	€213,463	€179,690		€232,102		€350,185
Gross profit	€65,179	€31,768	€25,669	€14,866		€15,796		€26,245
Income (loss) from operations	€49,665	€13,332	€(1,145)	€(4,541)		€(17,972)		€16,199
Net income (loss)	€32,013	€(2,823)	€(6,322)	€(3,593)		€19,980		€(87,373)
Net income (loss) per share,
Basic	€1.91	€(0.17)	€(0.38)	€(0.21)		€1.15		€(2.86)
Diluted	€1.87	€(0.17)	€(0.38)	€(0.21)		€0.89		€(2.86)
Weighted average shares outstanding (in thousands),
Basic	16,779	16,875	16,775	16,941		17,426		30,557
Diluted	17,144	16,875	16,775	16,941		28,525		30,557
Balance Sheet Data
Current assets	€98,881	€93,212	€96,217	€128,401		€207,409		€264,505
Current liabilities	€70,493	€77,668	€89,889	€177,348		€229,068		€132,925
Working capital	€28,388	€15,544	€6,328	€(48,947	)(3)	€(21,659	)(3)	€131,580 (3)
Total assets	€429,724	€429,593	€599,750	€935,905		€1,255,649		€1,409,237
Long-term liabilities	€225,734	€220,312	€384,892	€625,702		€863,840		€1,097,347 (4)
Shareholders’ equity	€133,497	€131,613	€124,969	€132,855		€162,741		€178,965
Other Data
Pulp Operations(5):
Pulp sales	€159,713	€146,245	€130,173	€126,594		€178,512		€329,435
Sales volume (ADMTs)	239,552	285,654	293,607	303,655		421,716		810,258
Productivity (ADMTs produced per day)	736	876	887	898		1,006		3,464
Income (loss) from operations	€49,594	€18,610	€1,838	€(1,460)		€(5,054)		€22,863
Depreciation	€20,481	€21,422	€21,567	€21,881		€26,773		€37,435
Average price realized (per ADMT)	€667	€512	€443	€417		€423		€402

(1)	We acquired the specialty paper mill in Landqart, Switzerland effective December 2001 and we reorganized our interest in the Landqart mill at the end of 2002. Results from the Landqart mill are not included in our results for 2001, but are included for 2002. The Landqart mill sold approximately 18,222 ADMTs for approximately €39.7 million in 2002. As of December 31, 2002, our interest in the Landqart mill is no longer consolidated and is included in our financial results on an equity basis thereafter.

(2)	Selected financial data for the nine months ended September 30, 2004 is not included as the Stendal mill was started up in September 2004 and we acquired the Celgar mill in February 2005, which materially affected our results of operations and financial condition.

(3)	We have applied for investment grants from the federal and state governments of Germany and had claim expenditures of approximately €65.9 million outstanding at December 31, 2004 and €10.6 million at September 30, 2005, which we expect to receive in 2005, and approximately €82.1 million was outstanding at December 31, 2003, all of which was received in 2004. However, in accordance with our accounting policies, we do not record these grants until they are received.

(4)	Includes €16.7 million outstanding under the revolving credit facilities for the Rosenthal and Celgar mills.

(5)	Excluding intercompany sales.
Summary Pro Forma Financial Information
     A pro forma consolidated balance sheet and a pro forma consolidated statement of operations for Amalgamated Mercer giving pro forma effect to the Conversion is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to our historical consolidated balance sheet as at September 30, 2005 or our historical consolidated statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004. The consolidated balance sheets and the consolidated statements of operations are included in our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 and Annual Report on Form 10-K for the year ended December 31, 2004.
     Costs incurred in connection with the proposed Conversion are not expected to be material and are expensed as incurred.

RISK FACTORS
     You should carefully consider the risks described below and incorporated by reference herein and the other information in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. The risks described below or incorporated by reference herein are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
     Our business, financial condition, results of operations and cash flow, could be materially adversely affected by any of these risks. The trading price of our Shares could decline due to any of these risks, and you may lose all or part of your investment.
     This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and incorporated by reference into this proxy statement/prospectus.
We may incur significant taxes if the U.S. Internal Revenue Service and other non-U.S. taxing authorities do not agree with our tax treatment of the Conversion.
     Changes in tax laws, treaties or regulations or the interpretation or enforcement of these tax laws, treaties or regulations, could adversely affect the tax consequences of the Conversion on us, our subsidiaries and our shareholders. In addition, if the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects or interpretation of these laws, treaties and regulations, we could incur a material amount of U.S. federal income tax as a result of the Conversion. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE CONVERSION.
Your rights as a stockholder may be adversely affected as a result of the Conversion.
     Because of differences in the governing documents of Mercer and Amalgamated Mercer, your rights as a shareholder will change in certain respects if the Conversion is completed. For a description of certain of these differences, please read “Adoption and Approval of Proposed Delaware Reincorporation – Description of Capital Stock and Governing Documents of Amalgamated Mercer and Relevant Laws”.
The costs and benefits of the Conversion may not be as anticipated.
     Unanticipated costs or the non-realization of expected benefits of the Conversion could adversely affect us. Similarly, any cost, difficulty or delay related to the Conversion and related transactions, which could be greater than expected or thought, may also adversely affect us.
Washington law and Amalgamated Mercer’s Articles of Incorporation and Bylaws will preserve and add to certain existing anti-takeover provisions of Mercer.
     Provisions in Amalgamated Mercer’s Articles of Incorporation and Bylaws, many of which are similar to certain provisions of Mercer’s Declaration of Trust, could discourage unsolicited takeover bids from third parties or the removal of incumbent management. These provisions include a classified board, the requirement that only the Chairman, Chief Executive Officer or a majority of the Board may validly call a special meeting and the issuance of preferred shares with rights and qualifications determined by the Board. In addition, Chapter 23B.19 of the Washington Business Corporation Act prohibits certain business combinations between Amalgamated Mercer and certain significant shareholders for a period of five years unless specific conditions are met. These provisions could delay, defer, prevent or make more difficult a merger, tender offer or proxy contest involving Amalgamated Mercer or make more difficult the acquisition of a larger block of common stock. These provisions could also limit the price that investors may be willing to pay in the future for Amalgamated Mercer shares.

THE SPECIAL MEETING
General
     This proxy statement/prospectus is furnished in connection with the solicitation by the management of Mercer of Proxies for use at the Meeting of our shareholders to be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time), on January 20, 2006, or any adjournment, postponement or rescheduling thereof. If a Proxy in the accompanying form is properly executed and received by us prior to the Meeting or any adjournment, postponement or rescheduling thereof, the Shares represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the proposals set out in the accompanying Notice of Special Meeting of Shareholders. Please see the Proxy for voting instructions. Brokers who hold shares in street name for customers may have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but may be precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes”. The Resolutions authorize non-routine matters and, therefore, abstentions and broker non-votes will have the effect of a vote against the Resolutions.
     A Proxy may be revoked at any time prior to its use by filing a written Notice of Revocation of Proxy or a later dated Proxy with our Registrar and Transfer Agent, Mellon Investor Services LLC, at P.O. Box 3510, South Hackensack, New Jersey 07606-9210 or, alternatively, with our proxy solicitor, Georgeson Shareholder Communications Inc., at 17 State Street, 10th Floor, New York NY 10004. A Proxy may also be revoked by a shareholder attending the Meeting and voting its Shares in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy. If Shares are held in the name of a broker, dealer or other nominee, a Proxy reflecting the beneficial ownership of such shares as of the Record Date will need to be brought to the Meeting.
     The holders of one-third of the outstanding Shares entitled to vote at the Meeting, present in person or represented by Proxy, constitutes a quorum for the Meeting. Under applicable Washington state law, abstentions and broker non-votes will be counted for the purposes of establishing a quorum for the Meeting. In order for the Declaration of Trust Amendment Resolution to be passed, the affirmative vote of a majority of our outstanding Shares entitled to vote, whether in person or by Proxy, will be required. In order for the Delaware Reincorporation Resolution to be passed, the affirmative vote of two-thirds of our outstanding Shares entitled to vote, whether in person or by Proxy, will be required.
     If we fail to receive a sufficient number of votes to approve either the Declaration of Trust Amendment Resolution or the Delaware Reincorporation Resolution, we may propose to adjourn the Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve either Resolution that fails to receive a sufficient number of votes, which, if necessary, will require the affirmative vote of holders of a majority of the Shares present in person or represented by Proxy at the Meeting and entitled to vote.
     Proxies for the Meeting will be solicited by Mercer primarily by mail. Proxies may also be solicited by telephone or mail personally by our trustees, officers or regular employees without additional compensation. We may reimburse banks, broker-dealers or other nominees for their reasonable expenses in forwarding the proxy materials for the Meeting to beneficial owners of Shares. The costs of this solicitation will be borne by Mercer. We have also retained Georgeson Shareholder Communications Inc. as our proxy solicitor for a fee of approximately $16,000, plus expenses, to aid in the solicitation of Proxies and to verify certain records related to the solicitation. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the proxy materials.
     This proxy statement/prospectus and accompanying Proxy will be mailed to shareholders commencing on or about December 19, 2005. The close of business on December 14, 2005 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment, postponement or rescheduling thereof.

AMENDMENT OF DECLARATION OF TRUST
The Proposal
     Our Board believes that certain amendments to the Declaration of Trust are required to enable Mercer to undertake the Proposed Delaware Reincorporation. The proposed amendments to the Declaration of Trust would provide that we (i) may effect a merger with a corporation subject to our observance of the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act and (ii) shall cease our separate existence upon a merger in which we are not the surviving entity. Although the laws of the State of Washington, which govern Mercer, permit Washington corporations to merge with a foreign or domestic corporation (under Chapter 23B.11 of the Washington Business Corporation Act), such laws do not expressly permit a Massachusetts trust to merge with a corporation or provide for the effect that such a merger would have on a Massachusetts trust. The laws do provide, however, that the Declaration of Trust may provide for such matters. We believe the proposed amendments to the Declaration of Trust would provide us additional legal authority to undertake the Conversion. Except for the Conversion, we have no plans, arrangements or understandings with respect to a merger with a corporation or other entity.
     If our shareholders approve the Declaration of Trust Amendment Resolution, we will file with the Washington Secretary of State Articles of Amendment to the Declaration of Trust reflecting that Mercer may effect a merger with another corporation subject to its observance of the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act and shall cease its separate existence upon a merger in which it is not the surviving entity. We will file the Articles of Amendment even if the Proposed Delaware Reincorporation is abandoned.
     The Declaration of Trust Amendment Resolution is attached to this proxy statement/prospectus as Appendix E. A copy of the form of Articles of Amendment to the Declaration of Trust is attached to this proxy statement/prospectus as Appendix F. Shareholders should carefully review these documents.
Vote Required and Board Recommendation
     The affirmative vote of a majority of our outstanding Shares entitled to vote at the Meeting is required to pass the Declaration of Trust Amendment Resolution. OUR BOARD HAS APPROVED THE AMENDMENTS TO THE DECLARATION OF TRUST AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE DECLARATION OF TRUST AMENDMENT RESOLUTION.

ADOPTION AND APPROVAL OF PROPOSED DELAWARE REINCORPORATION
Background to the Conversion
     For the reasons set forth below, our Board believes that the best interests of Mercer and that of our shareholders will be served by consummating the Conversion to change our legal form from that of a Massachusetts trust to that of a corporation organized under the laws of the State of Washington. Pursuant to the Merger Agreement, your Shares of Mercer will convert into the same number of shares of common stock of Amalgamated Mercer.
     As a result of the Conversion, you will own the same relative interest in Amalgamated Mercer as you did in Mercer. Pursuant to the Proposed Washington Reincorporation, Amalgamated Mercer will adopt the name “Mercer International Inc.”. Amalgamated Mercer will be engaged in the same business that Mercer was engaged in prior to the Conversion and its shares of common stock will, subject to the receipt of all necessary regulatory approvals and consents, also be quoted for trading on the NASDAQ National Market and listed for trading on the Toronto Stock Exchange.
     Our Board has approved the Conversion, which will occur as follows:

1.	Pursuant to the Merger Agreement described below, Mercer will be reincorporated as a corporation organized under Delaware law through the Proposed Delaware Reincorporation involving the merger of Mercer with and into Transition Co., with Transition Co. being the surviving entity of such merger;

2.	Pursuant to the Merger Agreement, each outstanding Share of Mercer will convert into one share of common stock of Amalgamated Mercer upon consummation of the Proposed Delaware Reincorporation. The shareholders of Mercer will become the shareholders of Amalgamated Mercer and will own exactly the same number of shares of common stock of Amalgamated Mercer immediately after such merger as the number of Shares of Mercer they owned immediately before such merger. The one common share of Amalgamated Mercer held by Mercer will be cancelled; and

3.	Immediately following the Proposed Delaware Reincorporation, Transition Co. will merge with and into Amalgamated Mercer in accordance with the applicable provisions of Washington and Delaware law, with Amalgamated Mercer being the surviving entity of such merger, with the result that we will be reincorporated as a Washington corporation.

     The Conversion will require amendments to Mercer’s Declaration of Trust. The amendments to Mercer’s Declaration of Trust will authorize Mercer to effect a merger with a corporation subject to its observance of the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act and provide that Mercer shall cease its separate existence upon a merger in which it is not the surviving entity. The amendments will enable Mercer to merge into Transition Co., with Transition Co. as the survivor, and upon such merger, Mercer shall cease to exist. See “Amendment of Declaration of Trust” for more detailed information.
     Although the laws of the State of Washington, which govern Mercer, allow foreign corporations to reincorporate under Washington law, such laws do not provide that a Massachusetts trust can reincorporate as a Washington corporation by merging with and into a Washington corporation. The laws of the State of Delaware do provide that a Massachusetts trust can reincorporate as a Delaware corporation by merging with and into a Delaware corporation. Therefore, in order to consummate the Conversion, we must first consummate the Proposed Delaware Reincorporation, to be immediately followed by the Proposed Washington Reincorporation. Under applicable law, shareholder approval is required for the Proposed Delaware Reincorporation, but is not required for the Proposed Washington Reincorporation.

     The following charts set forth our current structure, our transitory corporate structure that will result from the consummation of the Proposed Delaware Reincorporation and our final corporate structure that will result from the consummation of the Proposed Washington Incorporation.

Current Structure

Mercer
(Washington)
Zellstoff Celgar Limited
(British Columbia, Canada)
Amalgamated Mercer
(Washington)
Zellstoff Stendal GmbH
(Germany)
Zellstoff-und Papierfabrik-Rosenthal GmbH & Co. KG
(Germany)
Dresden Papier GmbH
(Germany)
Transition Co.
(Delaware)

Proposed Transitory Structure

Amalgamated Mercer
(Washington)
Transition Co.
(Delaware)
Zellstoff Celgar Limited
(British Columbia, Canada)
Zellstoff Stendal GmbH
(Germany)
Zellstoff-und Papierfabrik-Rosenthal GmbH & Co. KG
(Germany)
Dresden Papier GmbH
(Germany)

Proposed Final Structure

Amalgamated Mercer
(Washington)
Zellstoff Celgar Limited
(British Columbia, Canada)
Zellstoff Stendal GmbH
(Germany)
Zellstoff-und Papierfabrik-Rosenthal GmbH & Co. KG
(Germany)
Dresden Papier GmbH
(Germany)

     Shareholders must pass the Delaware Reincorporation Resolution at the Meeting for the Proposed Delaware Reincorporation to be consummated, which will immediately be followed by the Proposed Washington Reincorporation. The affirmative vote of two-thirds of the outstanding Shares of Mercer entitled to vote at the

Meeting is required to pass the Delaware Reincorporation Resolution. OUR BOARD HAS APPROVED THE AMENDMENTS TO THE DECLARATION OF TRUST, THE MERGER AGREEMENT, THE PROPOSED DELAWARE REINCORPORATION AND THE PROPOSED WASHINGTON REINCORPORATION AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE DELAWARE REINCORPORATION RESOLUTION.
The Merger Agreement
     The summary of certain material provisions of the Merger Agreement included in the proxy statement/prospectus is not complete and these provisions, including definitions of certain terms, are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A hereto and incorporated by reference herein. We recommend that you read carefully the complete Merger Agreement for the precise terms relating to the proposed Conversion and other information that may be important to you.
Proposed Delaware Reincorporation
     The Merger Agreement provides that Mercer will merge with and into Transition Co., with Transition Co. being the surviving entity of such merger. Pursuant to the Merger Agreement, each outstanding Share of Mercer will convert into one share of common stock of Amalgamated Mercer upon consummation of the merger of Mercer with and into Transition Co.. In addition, the one common share of Amalgamated Mercer held by Mercer will be cancelled.
     Upon consummation of the Proposed Delaware Reincorporation, each shareholder of Mercer will become a shareholder of Amalgamated Mercer, and Amalgamated Mercer’s common stock will, subject to the receipt of all necessary regulatory consents and approvals, be quoted for trading on the NASDAQ National Market under the symbol “MERC” and listed for trading on the Toronto Stock Exchange under symbol “MRI.U”.
     We will cause certificates representing a sufficient number of Amalgamated Mercer shares of common stock to be deposited with our transfer agent for the purpose of enabling shareholders to exchange their Shares of Mercer for an equal number of Amalgamated Mercer shares of common stock. It will not be necessary for holders of Mercer’s Shares to physically exchange their existing stock certificates for certificates of Amalgamated Mercer upon consummation of the Proposed Delaware Reincorporation. The certificates that represent Shares of Mercer immediately prior to the consummation of the Proposed Delaware Reincorporation will be converted to an equal number of shares of Amalgamated Mercer common stock immediately after the consummation of the Proposed Delaware Reincorporation and will no longer represent Mercer Shares. New Amalgamated Mercer share certificates will be issued if and as certificates representing Mercer Shares are presented for exchange or transfer. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.
Conditions to Consummation of the Proposed Delaware Reincorporation
     The Proposed Delaware Reincorporation will not be completed unless, among other things, the following conditions are satisfied or, if permitted by law, waived:
•	The Declaration of Trust Amendment Resolution is passed by the affirmative vote of holders of not less than a majority of our outstanding Shares entitled to vote at the Meeting;

•	The Delaware Reincorporation Resolution is passed by the affirmative vote of holders of not less than two-thirds of our outstanding Shares entitled to vote at the Meeting;

•	None of Mercer, Amalgamated Mercer and Transition Co. is subject to any governmental decree, order or injunction that in the discretion of our Board would make the consummation of any of the steps in the Proposed Delaware Reincorporation inadvisable;

•	The registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC, and no stop order is in effect;

•	The shares of common stock of Amalgamated Mercer to be issued pursuant to the Merger Agreement have been approved for quotation on the NASDAQ National Market and for listing on the Toronto Stock Exchange;

•	The obtaining of certain exemptions and orders from applicable securities regulatory authorities to permit the distribution of the shares of common stock of Amalgamated Mercer as exempt from the prospectus and registration requirements of applicable securities laws and the resale of such shares without hold periods or restrictions under such securities laws;

•	All filings required by any governmental or regulatory agency are made; and

•	All consents and approvals required by any governmental or regulatory agency and all other material third-party consents, if any, are received.
     We are party to agreements that will require the consent of third parties prior to the implementation of the Conversion. We believe that we will obtain all material consents required prior to the consummation of the Conversion and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the Conversion.
Effective Time of the Proposed Delaware Reincorporation
     Subject to the terms and conditions of the Merger Agreement, we intend, as soon as practicable after the approval by our shareholders of the Resolutions, to file a Certificate of Amendment of our Declaration of Trust with the Secretary of State of the State of Washington and thereafter to file the Merger Agreement and other appropriate documents with the Delaware Secretary of State and Washington Secretary of State to effect the Proposed Delaware Reincorporation. However, our Board may delay the consummation of the Proposed Delaware Reincorporation for some period of time after shareholder approval has been obtained pending receipt of third-party consents and regulatory approvals or for other business reasons.
     In the event the conditions to the Proposed Delaware Reincorporation are not satisfied, it may be abandoned or delayed even after the Delaware Reincorporation Resolution has been adopted by our shareholders. In addition, the Proposed Delaware Reincorporation may be abandoned or delayed for any reason by our Board at any time prior to its becoming effective, even though the Delaware Reincorporation Resolution has been adopted by our shareholders and all conditions to the Proposed Delaware Reincorporation have been satisfied.
Amendment and Termination of the Merger Agreement
     The Merger Agreement may be amended, modified or supplemented by our Board either before or after shareholder approval has been obtained and prior to the consummation of the Proposed Delaware Reincorporation, provided that certain principal terms may not be amended without further shareholder approval. Our Board may terminate the Merger Agreement and abandon the Proposed Delaware Reincorporation at any time prior to the consummation of the Proposed Delaware Reincorporation.
Proposed Washington Reincorporation
     Immediately following consummation of the Proposed Delaware Reincorporation, we intend to file appropriate documents with the Delaware Secretary of State and Washington Secretary of State to effect the Proposed Washington Reincorporation pursuant to the merger of Transition Co. with and into Amalgamated Mercer in accordance with the applicable provisions of Delaware and Washington law, with Amalgamated Mercer being the surviving entity of such merger. Upon consummation of the Proposed Washington Reincorporation, Amalgamated Mercer will concurrently change its name to “Mercer

International Inc.” and, as the surviving entity of such merger, will continue to operate the business of Mercer under such name.
     At the effective time of the consummation of the Proposed Delaware Reincorporation, Amalgamated Mercer will also assume and continue all our stock option, stock incentive and all other employee benefit plans and our indentures, credit facilities and shareholder rights plan such that common stock of Amalgamated Mercer will be issuable upon any exercise or conversion of such securities of Mercer and Amalgamated Mercer will be responsible for all obligations of Mercer under such facilities or plans.
Indentures
     In connection with the Conversion, Amalgamated Mercer will assume all of Mercer’s obligations, including under the following:
•	$82.5 million of 8.5% convertible senior subordinated notes due 2010; and

•	$310 million of 9.25% senior notes due 2013.
The terms of the above indebtedness require this assumption in connection with the Conversion.
     Under the terms of Mercer’s indenture governing its 8.5% convertible senior subordinated notes due 2010, Amalgamated Mercer will be required to enter into a supplemental indenture in a form reasonably satisfactory to the trustee under that indenture whereby Amalgamated Mercer will assume all of the obligations of Mercer under: (i) the registration rights agreement entered into in connection with such indenture; (ii) the notes issued under such indenture; and (iii) such indenture. Amalgamated Mercer must also cause to be delivered to the trustee under the indenture an officers’ certificate and opinion of counsel each stating that the Conversion complies with the relevant provisions of such indenture and that all conditions precedent set forth in the indenture have been satisfied.
     Under the terms of Mercer’s indenture governing its 9.25% senior notes due 2013, Mercer is expressly permitted to convert from a business trust into a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia without entering into any further supplemental indenture.
Certain Shareholder Rights
     Shareholders are or may be entitled to assert dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act, and this proxy statement/prospectus is accompanied by a copy of that chapter (see Appendix D). Shareholders meeting certain requirements as set out in the Washington Business Corporation Act may have dissenters’ rights of appraisal with respect to the Proposed Delaware Reincorporation and the discussion of dissenters’ rights should be read closely. See the more complete discussion under “Dissenters’ Rights” below.
Dividends
     Mercer has not declared or paid any cash dividends on its stock since 1999. We do not intend to pay any cash dividends on our common stock for the foreseeable future. If the Delaware Reincorporation Resolution is adopted and the Proposed Delaware Reincorporation is completed, Amalgamated Mercer anticipates that it will not pay any cash dividends on its common stock for the foreseeable future.
Recommendation of Trustees
     Our Board has approved the amendments to our Declaration of Trust, the Merger Agreement, the Proposed Delaware Reincorporation and the Proposed Washington Reincorporation and recommends that our shareholders vote in favor of the Delaware Reincorporation Resolution at the Meeting. If the Declaration of Trust Amendment Resolution is passed by the affirmative vote of a majority of our outstanding Shares entitled to vote at the Meeting, the

Delaware Reincorporation Resolution is passed by the affirmative vote of two-thirds of our outstanding Shares entitled to vote at the Meeting, and all other conditions to the consummation of the Conversion are satisfied, it is anticipated that the Proposed Delaware Reincorporation will occur as soon as practicable following the Meeting and the Proposed Washington Reincorporation will occur immediately thereafter. The Proposed Washington Reincorporation is conditional upon the completion of the Proposed Delaware Reincorporation.
Principal Reasons for the Conversion
     We have two principal reasons to effect the Conversion: (i) extend the limited life of Mercer to an indefinite term; and (ii) increase our operational flexibility and potential entitlement to additional benefits and advantages of operating as a corporation and reduce certain administrative burdens and costs of operating as a Massachusetts trust.
     We were organized in 1968 with the purpose and intent of conducting business as a real estate investment trust. In connection therewith, we originally invested in various real estate assets but in 1985 we changed our operational direction to acquiring controlling interests in operating companies. We acquired our current pulp and paper operations beginning in 1993. At the time we were initially organized, there were business and tax reasons to use the legal form of a Massachusetts trust. We believe that, as the result of our change from a real estate investment vehicle to an entity owning and managing operating pulp and paper companies in Europe and Canada, the original reasons for organizing Mercer as a Massachusetts trust under the laws of Washington state are no longer applicable and, as a Massachusetts trust, we incur added administrative burdens and costs.
     Our Amended and Restated Declaration of Trust provides that we will continue until the expiration of twenty years after the death of the last survivor of those persons named therein, which limitation is of a type generally applicable to trusts. Corporations organized under the laws of Washington state can have a perpetual existence and continue until wound up or liquidated by their shareholders or by operation of law. Accordingly, our Board believes that the best interests of our shareholders will be served by the Conversion, which will eliminate the term limitation contained in our Declaration of Trust and provide instead for perpetual existence.
     Upon conversion to a corporation, we will also have greater operational flexibility and may be entitled to certain securities, tax and regulatory benefits and advantages, including those related to cross-border operations and transactions that may not otherwise be directly available to us as a Massachusetts trust or the availability of which are uncertain and require confirmation through time consuming and costly applications to obtain exemptive regulatory relief. Further, although the legal form of a Massachusetts trust is recognized and familiar in the United States, such legal form is not as familiar outside of the United States which results in certain administrative burdens and costs when dealing with non-U.S. regulatory authorities and other third parties. We expect that such added administrative costs and burdens will be eliminated once we become a Washington corporation. However, no assurances can be given that the anticipated benefits of the Conversion will be realized.
General Effects of Conversion and Accounting Treatment
     The Conversion will be accounted for as a merger of entities under common control that will not result in changes in our historical consolidated carrying amounts of assets, liabilities and shareholders’ equity. The Conversion will effect a change in our legal form, but will not result in any change in our business, management, fiscal year, accounting practices, assets or liabilities (except to the extent of legal and other costs of effecting the Conversion and maintaining ongoing corporate status) or location of the principal executive offices and facilities.
     Our Shares are currently quoted for trading on the NASDAQ National Market and listed for trading on the Toronto Stock Exchange. There is currently no established public trading market for the shares of common stock of Amalgamated Mercer. We will make applications so that, immediately following the consummation of the Proposed Delaware Reincorporation, the shares of common stock of Amalgamated Mercer will, subject to the receipt of all necessary regulatory approvals and consents, be quoted for trading on the NASDAQ National Market under the symbol “MERC” and listed for trading on the Toronto Stock Exchange under the symbol “MRI.U”. Following consummation of the Proposed Delaware Reincorporation, our Shares will be delisted and will no longer be registered pursuant to the Securities and Exchange Act of 1934, as amended.

     All outstanding and unexercised stock options, warrants or other rights to acquire our Shares, whether pursuant to our convertible notes, Amended and Restated 1992 Stock Option Plan, 2004 Stock Incentive Plan, shareholder rights plan or otherwise, will, pursuant to the Merger Agreement, convert into options, warrants or rights to acquire the same number of shares of Amalgamated Mercer common stock or preferred stock on the same terms and conditions and at the same exercise or conversion price applicable to any such options, warrants or rights outstanding prior to the consummation of the Proposed Delaware Reincorporation. Our stock option, stock incentive and other employee benefit plans and our indentures, credit facilities and shareholder rights plan will also be continued by Amalgamated Mercer upon the terms and subject to the conditions currently in effect. The approval of the Proposed Delaware Reincorporation will also constitute approval of any amendments necessary or appropriate in connection with the Conversion to these stock options, stock incentive and other employee benefit plans, our indentures, credit facilities and the shareholder rights plan.
     The charter documents of Amalgamated Mercer will, however, differ in certain material respects from those of Mercer as, among other things, our legal form will change from that of a Massachusetts trust to that of a corporation. We recommend that you read carefully the Articles of Incorporation and Bylaws for information that may be important to you.
     If the Delaware Reincorporation Resolution is approved by our shareholders, at the effective time of the Conversion, our incumbent trustees and our officers will become the directors and officers of Amalgamated Mercer. The incumbent trustees will serve as directors of Amalgamated Mercer for the same terms of service for which they are serving as trustees of Mercer. In approving the Proposed Delaware Reincorporation, shareholders will be considered to have ratified the appointment of the directors of Amalgamated Mercer.
     Information concerning the names, ages, positions and business experience of our trustees and officers that will become the directors and executive officers of Amalgamated Mercer and information about executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions is incorporated by reference herein from Mercer’s definitive proxy statement, dated April 28, 2005, for our Annual Meeting of Shareholders held on June 14, 2005 and Mercer’s annual report on Form 10-K for the year ended December 31, 2004.
Description of Capital Stock and Governing Documents of Amalgamated Mercer and Relevant Laws
Description of Capital Stock of Amalgamated Mercer
     Set forth below is information concerning the capital stock of Amalgamated Mercer, which does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of Amalgamated Mercer, which are included with this proxy statement/prospectus as Appendix B and Appendix C, respectively.
Shares of Common Stock of Amalgamated Mercer
     Each share of common stock of Amalgamated Mercer entitles the holder to one vote at a meeting of its shareholders. Cumulative voting in the election of directors is not permitted. The shares of common stock of Amalgamated Mercer are entitled to dividends when, as and if declared by its board of directors from time to time. Upon the liquidation, dissolution or winding up of Amalgamated Mercer, the holders of the shares of common stock of Amalgamated Mercer are entitled to participate pro rata in any distribution of its assets (in cash or in kind or partly each) after the payment of all liabilities, subject to the rights of holders of preferred shares.
     Amalgamated Mercer is authorized to issue 200 million shares of common stock, $1.00 par value, of which one share is currently issued and outstanding and owned beneficially and of record by Mercer.

Preferred Shares of Amalgamated Mercer
     Amalgamated Mercer is authorized to issue 50 million shares of preferred stock, $1.00 par value, of which none are issued and outstanding. Amalgamated Mercer is authorized without further action by shareholders to issue preferred shares from time to time and to: (i) divide the preferred shares into one or more series; (ii) designate the number of shares of each series and the designation thereof; (iii) fix and determine the relative rights and preferences as between series including, but not limited to, the dividend rate (and whether dividends are cumulative), conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price and liquidation preferences (if and to the extent that any such rights are to be applicable to any such series); and (iv) amend the relative rights and preferences of any series that is wholly unissued.
     In anticipation of the amendment and assumption by Amalgamated Mercer of our shareholder rights plan and the preferred stock purchase rights issued in connection therewith, Amalgamated Mercer has authorized two million shares of Series A Junior Participating Preferred Shares, referred to as the “Series A Preferred Shares”, of which no shares of any series are issued and outstanding.
Series A Preferred Shares of Amalgamated Mercer
     The Series A Preferred Shares are entitled to receive, subject to the rights of holders of preferred shares ranking prior to the Series A Preferred Shares, quarterly dividends, when, as and if declared by the directors of Amalgamated Mercer, in an amount equal to the greater of (i) $10 or (ii) 100 times the dividends declared on the shares of common stock of Amalgamated Mercer. Amalgamated Mercer is required to declare a dividend on the Series A Preferred Shares immediately after it declares a dividend on its shares of common stock and all dividends declared are cumulative but do not bear interest.
     In the event that dividends declared on the Series A Preferred Shares are in arrears for six quarterly periods, all holders of the preferred shares of Amalgamated Mercer with dividends in arrears for six quarterly periods, irrespective of the series, voting as a class, have the right to elect two directors at a meeting of its shareholders. However, the term of any director so elected terminates upon the payment of outstanding dividends. When dividends on the Series A Preferred Shares are in arrears: (i) Amalgamated Mercer cannot declare or pay dividends on, or make any other distribution on, or redeem or purchase, any shares ranking junior to the Series A Preferred Shares; (ii) declare or pay dividends on, or make any other distributions on, any shares ranking on parity with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears on a pro rata basis; (iii) redeem or purchase shares ranking on parity with the Series A Preferred Shares, except that Amalgamated Mercer may redeem or purchase such parity shares in exchange for shares ranking junior to the Series A Preferred Shares; or (iv) purchase any Series A Preferred Shares or shares ranking on parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the directors of Amalgamated Mercer determine in good faith will result in a fair and equitable treatment among the respective shares.
     Upon the liquidation, dissolution or winding up of Amalgamated Mercer, no distribution may be made to holders of shares ranking junior to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares have received $100 per share plus an amount equal to accrued and unpaid dividends thereon, whether or not declared. Following such payment, holders of Series A Preferred Shares are not entitled to any additional distributions and holders of Series A Preferred Shares and holders of the shares of common stock of Amalgamated Mercer are entitled to receive a pro rata share of the remaining assets of Amalgamated Mercer to be distributed.
     In the event that Amalgamated Mercer enters into any consolidation, merger, combination or other transaction in which shares of common stock of Amalgamated Mercer are exchanged for securities, cash and/or other property, the Series A Preferred Shares shall at the same time be similarly exchanged in an amount per share equal to 100 times the aggregate amount of the securities, cash and/or other property into which each share of common stock of Amalgamated Mercer is exchanged.

     Series A Preferred Shares vote together as one class with the shares of common stock of Amalgamated Mercer. Each Series A Preferred Share entitles the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of Amalgamated Mercer.
Rights Plan
     The rights agreement relating to our shareholder rights plan currently will expire on December 31, 2005. If we continue the plan thereafter, it will be amended and assumed by Amalgamated Mercer following the Conversion, on the same terms and conditions set forth therein, including the issuance of preferred stock purchase rights by Amalgamated Mercer. The following summary of certain material provisions of our rights plan, as amended, is not complete and these provisions, including definitions of certain terms, are qualified by reference to the rights plan filed with the SEC.
     On November 11, 2003, our Board declared a dividend of one preferred stock purchase right for each Share outstanding to our shareholders of record on December 31, 2003. As long as the rights are attached to our Shares, we will issue one right (subject to adjustment) with each new Share we issue so that all Shares will have rights attached. When exercisable, each right will entitle the registered holder to purchase from us one one-hundredth of a Series A Preferred Share at an exercise price of $75.00, subject to adjustment. Subject to certain exceptions, upon the earlier of ten days following the date that a person or group: (i) acquires 15% of the aggregate of our outstanding Shares and Shares issuable upon conversion of our outstanding 8.5% convertible senior subordinated notes as if the then outstanding notes had been fully converted, referred to as the “Issuable Note Shares”; or (ii) announces a tender offer or exchange offer for our outstanding Shares that could result in the offeror becoming the beneficial owner of 15% or more of the aggregate of our outstanding Shares and Issuable Note Shares, the rights granted to our shareholders will become exercisable to purchase our Shares at a price substantially discounted from the then applicable market price of our Shares.
     Pursuant to our rights plan, the occurrence of certain events involving a person or group becoming the beneficial owner of 15% or more of our outstanding Shares and Issuable Note Shares (subject to limited exceptions) shall constitute a “Triggering Event”. Upon the occurrence of a Triggering Event, the rights shall entitle holders, pursuant to the rights plan, to receive Shares in lieu of preferred shares at a price and upon terms that could cause substantial dilution to a person or group that attempts to acquire Mercer on terms not approved by our trustees.
     These rights could generally discourage a merger or tender offer involving the securities of Mercer that is not approved by our Board by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on shareholders who might want to vote in favor of such merger or participate in such tender offer. The description and terms of the rights are set forth in a rights agreement, dated as of December 23, 2003, as amended. Shares issued upon conversion of the notes are subject to the rights plan.
Anti-takeover Provisions
Washington Law
     Amalgamated Mercer will be subject to the provisions of the Washington Business Corporation Act, Chapter 23B.19 which prohibits a Washington corporation from engaging in any business combination with an “acquiring person” for a period of five years after the date of the transaction in which the person became an acquired person, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the acquired person. Subject to certain exceptions, an “acquired person” is a person who, together with affiliates and associates, owns 10% or more of the corporation’s voting stock. We are also subject to such provisions.

Articles of Incorporation of Amalgamated Mercer
     The board of directors of Amalgamated Mercer has the authority to issue up to 50,000,000 preferred shares, and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the holders of the shares of common stock of Amalgamated Mercer. The rights of the holders of any preferred shares that may be issued in the future may adversely affect the rights of the holders of the shares of common stock of Amalgamated Mercer. The issuance of the preferred stock, while providing Amalgamated Mercer with desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Amalgamated Mercer, thereby delaying, deferring or preventing a change in control of Amalgamated Mercer. Furthermore, such preferred stock may have other rights, including economic rights senior to the shares of common stock of Amalgamated Mercer, and as a result, the issuance of the preferred stock could have a material adverse effect on the market value of the shares of common stock of Amalgamated Mercer. Amalgamated Mercer has no present plan to issue shares of preferred stock.
     The board of directors of Amalgamated Mercer is divided into three classes of directors with staggered terms. Directors are elected to three-year terms and the term of one class of directors expires each year. The existence of a classified board is designed to provide continuity and stability to the management of Amalgamated Mercer, which results from directors serving the three-year, rather than one-year terms. The existence of a classified board is also designed to render certain hostile takeovers more difficult. The existence of a classified board may therefore have the effect of making it more difficult for a third party to acquire control of Amalgamated Mercer in certain instances, thereby delaying, deferring or preventing a change in control that a holder of shares of common stock of Amalgamated Mercer might consider in its best interest. Further, if shareholders are dissatisfied with the policies and/or decisions of the board of directors, the existence of a classified board will make it more difficult for the shareholders to change the composition (and therefore the policies) of the board of directors in a relatively short period of time.
     Furthermore, Amalgamated Mercer may in the future adopt certain other measures that may have the effect of delaying, deferring or preventing a change in control of Amalgamated Mercer. Certain of such measures may be adopted without any further vote or action by the holders of the shares of common stock of Amalgamated Mercer.
Transfer Agent and Registrar
     The transfer agent and registrar for the shares of common stock of Amalgamated Mercer will be Mellon Investor Services LLC, which is also the transfer agent and registrar of our Shares.
Comparison of Shareholder Rights
     Once the Proposed Delaware Reincorporation is approved and effected, shareholders of Mercer will become shareholders of Amalgamated Mercer and their rights as shareholders will be governed by the Articles of Incorporation and Bylaws of Amalgamated Mercer and the Washington Business Corporation Act (the “WBCA”) instead of the Amended and Restated Declaration of Trust and Trustees’ Regulations of Mercer and the State of Washington’s Massachusetts Trust Act of 1959 (the “Trust Act”). As the legal form of Mercer and Amalgamated Mercer differ, the provisions of our Amended and Restated Declaration of Trust and Trustees’ Regulations and those of the Articles of Incorporation and Bylaws of Amalgamated Mercer differ in certain material respects. Although all of the differences are not set forth in this proxy statement/prospectus, the following summary outlines the significant changes in the charter documents that will govern the Shares of common stock of Amalgamated Mercer to be issued on conversion of our Shares in the event that the Proposed Delaware Reincorporation is effected.

     The summary set forth below is not complete and is qualified in its entirety by reference to the Amended and Restated Declaration of Trust and Trustees’ Regulations of Mercer, the Articles of Incorporation and Bylaws of Amalgamated Mercer and Washington state law. The Articles of Incorporation and Bylaws of Amalgamated Mercer are included with this proxy statement/prospectus as Appendix B and Appendix C, respectively.

PROVISION	MERCER	AMALGAMATED MERCER
	Amended and Restated Declaration of Trust	Articles of Incorporation

Organizational Documents	Pursuant to the Trust Act, our organizational documents consist of a Declaration of Trust and Trustees’ Regulations.	Pursuant to the WBCA, the organizational documents of Amalgamated Mercer consist of Articles of Incorporation and Bylaws.

Authorized Capital	Under our Declaration of Trust, we are authorized to issue an unlimited number of Shares and 50 million preferred shares issuable in series. We have designated 500,000 preferred shares as Series A Preferred Shares and 3.5 million preferred shares as Cumulative Retractable Convertible Preferred Shares, Series B.	Under Amalgamated Mercer’s Articles of Incorporation, Amalgamated Mercer is authorized to issue up to 200 million shares of common stock, par value $1.00, and 50 million preferred shares, par value $1.00. Amalgamated Mercer has designated two million Series A Preferred Shares, containing the same rights and restrictions as the Series A Preferred Shares designated under Mercer’s Declaration of Trust.

Pre-Emptive and Similar Rights	Our Declaration of Trust provides that shareholders shall not be entitled to preference, pre-emptive, appraisal, conversion or exchange rights of any kind.	The Articles of Incorporation of Amalgamated Mercer provide that no shareholder shall have any pre-emptive or preferential right or subscription right to any shares of common stock or obligations convertible thereto or to a warrant or option for the purchase of common stock, except to the extent provided by resolutions of its board of directors establishing a series of preferred stock or by written agreement with Amalgamated Mercer.

Written Consent in lieu of Shareholder Meetings	Our Declaration of Trust provides that, whenever shareholder action is to be taken, it may be taken without a shareholder meeting by written consent of shareholders as would be required for a vote of shareholders at a meeting.	The Articles of Incorporation of Amalgamated Mercer provide that no action to be taken at a meeting of shareholders may be taken without a meeting.

Voting Requirements	Under our Declaration of Trust, any action to be taken by shareholders, except as otherwise provided in the Declaration of Trust or required by law, may be taken by a majority of the votes cast at a meeting of shareholders by holders of Shares entitled to vote thereon.	The Articles of Incorporation of Amalgamated Mercer provide that the affirmative vote of not less than a majority of all outstanding shares of capital stock entitled to vote generally in the election of directors will be required to approve any plan of merger, plan of share exchange, sale, lease, exchange or other disposition of all, or substantially all, of the property of Amalgamated Mercer other than in the usual and regular course of business, or on a proposal to dissolve Amalgamated Mercer.

PROVISION	MERCER	AMALGAMATED MERCER
Amendments of Organizational Documents	Our Declaration of Trust may be amended by the vote or written consent of the majority of the holders of our outstanding Shares entitled to vote thereon.	Under the Articles of Incorporation of Amalgamated Mercer, the board of directors of Amalgamated Mercer has the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws, for Amalgamated Mercer, by a resolution adopted by a majority of directors. In addition, shareholders will have the power to make amendments to the Bylaws by the affirmative vote of two-thirds (2/3) of all shareholders entitled to vote on an action.

Furthermore, at any time that Amalgamated Mercer is subject to certain reporting requirements under the 1934 Act, its Articles of Incorporation may be amended, except as noted below, by a majority of all the votes entitled to be cast by shareholders of Amalgamated Mercer. However, amendments to certain of Amalgamated Mercer’s Articles of Incorporation relating to authorized preferred shares, directors, cumulative voting (which is not permitted) and amending the provision relating to these particular amendments to the Articles of Incorporation will require the affirmative vote of the holders of not less than two-thirds (2/3) of all shareholders entitled to vote thereon.

Classified Board	Our Declaration of Trust provides that trustees shall be divided into three classes as nearly equal in number as possible. Each class of trustees is to be elected in succeeding years and trustees of each class are to hold office for a three-year term.	Under the Articles of Incorporation of Amalgamated Mercer, directors are divided into three classes. Each class of directors is to be elected in succeeding years and directors of each class are to hold office for a three-year term.

PROVISION	MERCER	AMALGAMATED MERCER
	Amended and Restated Declaration of Trust	Bylaws

Size of Board	Our Declaration of Trust provides that there shall be not less than three nor more than 13 trustees and, within these limits, the number of trustees may be increased or decreased from time to time by the trustees.	Under the Bylaws of Amalgamated Mercer, the authorized number of directors of the company shall not be less than three nor more than 13, the specific number to be set by resolution of the board of directors.

Term of Office	Our Declaration of Trust provides that each trustee shall hold office until the expiration of his term and until the election and qualification of his successor, or until his death, resignation or removal. A trustee may be removed with cause by a vote or consent of a majority of our outstanding Shares or with cause by all remaining trustees.	Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal, or until there is a decrease in the number of directors despite the expiration of a director’s term. A director may be removed with cause at a meeting of shareholders only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Vacancies on Board	Our Declaration of Trust provides that vacancies on the Board may be filled by a majority of the remaining trustees.	The Bylaws of Amalgamated Mercer will provide that any vacancies occurring on the board of directors may be filled by the board of directors or by shareholders if not filled by the board. A director elected to fill any vacancy shall hold office until the next shareholders’ meeting at which directors are elected.

Special Shareholder Meetings	Our Declaration of Trust provides that special meetings of shareholders may be called by the Chairman or the President, or by our trustees, and shall be called upon the written consent of shareholders holding not less than 20% of the outstanding Shares entitled to vote.	The Bylaws of Amalgamated Mercer provide that special meetings of shareholders may be called by a majority of the board of directors or the Chairperson of the board or by the Chief Executive Officer.

PROVISION	MERCER	AMALGAMATED MERCER
Notice of Shareholder Meetings	Our Declaration of Trust provides that a notice of meeting shall be delivered to shareholders.	The Bylaws of Amalgamated Mercer provide that notice of a shareholders’ meeting shall be provided not less than 10 days nor more than 60 days before the date of the meeting, unless the business to be conducted at the meeting includes any proposed amendment to the Articles of Incorporation or proposed voluntary dissolution of Amalgamated Mercer, or any proposed plan of merger or share exchange, or any sale, lease, exchange or disposition of all or substantially all of its property otherwise then in the usual or regular course of its business, in which case notice shall be provided not less than 20 nor more than 60 days before the date of the meeting.

Record Date	Our Declaration of Trust provides that our trustees may fix, in advance, a date as the record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders. The record date so fixed shall be not less than 10 days nor more than 70 days prior to the date of the meeting.	The Bylaws of Amalgamated Mercer provide that the board of directors may fix in advance a record date for the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such date to be not more than 70 days nor less than 10 days prior to the meeting. If no such record date is fixed, the date before the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned more than 120 days after the date fixed for the original meeting.

Quorum; Adjournment	Our Declaration of Trust provides that one-third of our outstanding Shares entitled to vote at any meeting of shareholders represented in person or by proxy shall constitute a quorum at such meeting.	The Articles of Incorporation and Bylaws of Amalgamated Mercer provide that a quorum shall exist at any meeting of shareholders if one-third of the shares entitled to vote is represented in person or by proxy. In addition, shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. One-half of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice.

PROVISION	MERCER	AMALGAMATED MERCER
Voting of Shares	Our Declaration of Trust provides that whenever shareholders are required or permitted to take any action, such action may be taken, except as otherwise provided in the Declaration of Trust or required by law, by a majority of votes cast at a meeting of shareholders at which a quorum is present by holders of Shares entitled to vote thereon.	The Bylaws of Amalgamated Mercer provide that, if a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number is required by the Articles of Incorporation or the WBCA.

Shareholder Proposals	Our Declaration of Trust is silent with respect to proposals by shareholders or trustee nominations that a shareholder desires to present at an annual meeting of shareholders.	Under the Bylaws of Amalgamated Mercer, a shareholder may propose to nominate a person for election as a director at an annual meeting of shareholders or propose any other business that the shareholder desires to bring before the meeting by delivering a notice to the principal executive offices of the company not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s meeting, subject to certain exceptions in the event the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date. The notice must set forth certain information specified in the Bylaws in connection with the matter to be proposed by the shareholder at the meeting.
Material U.S. Federal Income Tax Consequences of the Conversion
     The following is the opinion of Heller Ehrman LLP, Mercer’s special U.S. counsel, of the material U.S. federal income tax consequences of the Conversion to holders of our Shares who exchange their Shares for shares of common stock of Amalgamated Mercer in connection with the Conversion. This discussion applies only to a holder of Shares who holds such Shares as a capital asset. It does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder of Shares in light of that holder’s individual circumstances or to a holder of Shares who is subject to special rules, including, without limitation:
•	A financial institution or insurance company;

•	A mutual fund;

•	A tax-exempt organization;

•	A shareholder who is not a U.S. person for U.S. federal income tax purposes;

•	A pass-through entity or an investor in such an entity;

•	A dealer or broker in securities or foreign currencies;

•	A shareholder who holds Shares through individual retirement or other tax-deferred accounts;

•	A trader in securities who elects to apply a mark-to-market method of accounting;

•	A shareholder who holds Shares as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; and

•	A shareholder who acquired his or her Shares pursuant to the exercise of employee stock options or otherwise as compensation.
     This discussion is based on the Internal Revenue Code of 1986, as amended (referred to as the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (referred to as the “IRS”) has been requested or obtained regarding the U.S. federal income tax consequences of the Conversion. Heller Ehrman LLP is of the opinion that the Conversion will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. However, such opinion does not bind the IRS, so there can be no assurance that the IRS will agree with that opinion or the other conclusions expressed in this discussion. In addition, the opinion that the Conversion will constitute a reorganization is subject to the following assumptions and qualifications:
     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Conversion) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;
     2. Any representation or statement in any document referred to above made “to the knowledge of,” “to the best of the knowledge” or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation in any document referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;
     3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the effective time of the Conversion and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such representations;
     4. The Conversion will be reported by Mercer, Transition Co. and Amalgamated Mercer for federal and state income tax purposes in a manner consistent with treatment of the Conversion as a reorganization within the meaning of Section 368(a) of the Code; and
     5. The Conversion will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof), and the registration statement of which this proxy statement/prospectus is a part, and will be effective under the applicable state laws.
     In addition, the opinion that the Conversion will constitute a reorganization is based on the truth and accuracy, as of the completion of the Conversion, of representations and other statements made by Mercer in a certificate delivered to counsel. If any such representations and other statements are inaccurate, or by the completion of the Conversion become inaccurate, then such opinion may not be valid. The discussion addresses only U.S. federal income tax consequences and does not address any other U.S. federal tax considerations nor any foreign, state, or local tax considerations.
     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE CONVERSION UNDER SUCH SHAREHOLDER’S PARTICULAR

CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS AND APPLICABLE TAX REPORTING REQUIREMENTS.
     Heller Ehrman LLP is of the opinion that the Conversion will qualify as a reorganization within the meaning of Section 368(a) of the Code and that, therefore, for U.S. federal income tax purposes:
     (i) A holder of Shares will not recognize gain or loss upon the receipt of shares of Amalgamated Mercer common stock in exchange for Shares in connection with the Conversion;
     (ii) The aggregate tax basis of the Amalgamated Mercer shares of common stock received in connection with the Conversion will equal the aggregate tax basis of the Shares exchanged therefor;
     (iii) The holding period of the Amalgamated Mercer shares of common stock received in connection with the Conversion will include the period during which a shareholder held the Shares exchanged therefor;
     (iv) No gain or loss will be recognized by Mercer, Transition Co. or Amalgamated Mercer in connection with the Conversion; and
     (v) A Mercer shareholder who exercises dissenters’ rights with respect to all of such holder’s Shares will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder’s tax basis in such Shares and the amount of cash received. Such gain or loss will be long-term capital gain or loss, provided that the Shares are held for more than one year at the time of the Proposed Delaware Reincorporation. However, if you own any shares of Amalgamated Mercer common stock after exercise of your dissenters’ rights, either actually or constructively within the meaning of certain constructive ownership rules under the Code, we recommend that you consult your own tax advisor with respect to the possibility that gain you recognize may be taxed as dividend income rather than capital gain under your particular circumstances.
Dissenters’ Rights
     The Proposed Delaware Reincorporation may create dissenters’ rights under Washington state law. Shareholders are or may be entitled to assert dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act. A copy of such Chapter is included with these proxy materials as Appendix D. A shareholder who wishes to assert dissenters’ rights must: (i) deliver to us before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s Shares if the Proposed Delaware Reincorporation is effected; and (ii) not vote such Shares in favor of the Delaware Reincorporation Resolution. We will not treat a vote against the Delaware Reincorporation Resolution as a notice sufficient to meet such requirements. A vote for the Delaware Reincorporation Resolution will serve as a waiver of dissenters’ rights pursuant to Chapter 23B.13. Shareholders are encouraged to examine Chapter 23B.13 (see Appendix D) for more information on the nature and limitations of such dissenters’ rights and the manner in which a shareholder, if the shareholder so desires, must perfect such rights.
Vote Required and Board Recommendation
     The affirmative vote of two-thirds of our outstanding Shares entitled to vote at the Meeting is required to pass the Delaware Reincorporation Resolution.
     THE BOARD OF TRUSTEES HAS APPROVED THE MERGER AGREEMENT, THE PROPOSED DELAWARE REINCORPORATION AND THE PROPOSED WASHINGTON REINCORPORATION AND RECOMMENDS A VOTE IN FAVOR OF THE DELAWARE REINCORPORATION RESOLUTION. SEE “- RECOMMENDATION OF TRUSTEES”.

POSSIBLE ADJOURNMENT OF SPECIAL MEETING
     If Mercer fails to receive a sufficient number of votes to approve either the Declaration of Trust Amendment Resolution or the Delaware Reincorporation Resolution, Mercer may propose to adjourn the Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve either Resolution that fails to receive a sufficient number of votes. Mercer currently does not intend to propose adjournment at the Meeting if there are sufficient votes to approve each of the Resolutions. If approval of the proposal to adjourn the Meeting for the purpose of soliciting additional proxies is submitted to Shareholders for approval, such approval requires the affirmative vote of holders of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to vote.
     THE BOARD HAS APPROVED THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
     There were 33,169,140 Shares issued and outstanding on the Record Date. Each Share is entitled to one vote at the Meeting.
     The following table sets forth certain information regarding the beneficial ownership of our Shares as of December 14, 2005 by each shareholder known by us to own more than five percent of our outstanding Shares. The following is based solely upon statements made in filings with the SEC or other information we believe to be reliable.

Name and Address of Owner	Number of Shares Owned	Percentage of Outstanding Shares
Peter R. Kellogg(1)	6,083,232	13.9%
120 Broadway, 6th Floor
New York, NY 10271

Greenlight Capital, L.L.C.(2)	3,894,830	8.9%
420 Lexington Avenue
Suite 875
New York, NY 10170

Royal Bank of Canada(3)	2,245,456	6.8%
20 King Street West
9th Floor
Toronto, Ontario
Canada M5H 1C4

KPMG Inc. (as Receiver of	2,124,589	6.4%
Stone Venepal (Celgar) Pulp Inc.)
777 Dunsmuir Street
Suite 900
Vancouver, British Columbia
Canada V7Y 1K3

Atticus Capital, L.L.C.(4)	2,042,287	6.2%
152 West 57th Street
45th Floor
New York, NY 10019

(1)	Filed jointly with IAT Reinsurance Company Ltd. The number of Shares owned includes 1,645,161 Shares issuable upon conversion of convertible senior subordinated notes. The percentage of outstanding Shares owned gives pro forma effect to the 10,645,155 Shares issuable upon conversion of the convertible senior subordinated notes.

(2)	Filed jointly by Greenlight Capital, L.L.C., Greenlight Capital, Inc. and David Einhorn. The number of Shares owned includes 2,000,000 Shares issuable upon conversion of convertible senior subordinated notes. The percentage of outstanding Shares owned gives pro forma effect to the 10,645,155 Shares issuable upon conversion of the convertible senior subordinated notes.

(3)	Includes an aggregate 159,519 Shares owned by three wholly owned subsidiaries of the Royal Bank of Canada.

(4)	Filed jointly by Atticus Capital, L.L.C. and Timothy R. Barakett.

SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS
     The following table sets forth information regarding the ownership of our Shares as of December 14, 2005 by: (i) each of our trustees and executive officers; and (ii) all of our trustees and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Shares set forth opposite his name.

Name of Owner	Number of Shares Owned	Percentage of Outstanding Shares
Jimmy S.H. Lee(1)	2,009,800	5.9%
Kenneth A. Shields(2)	35,000	*
Guy W. Adams(3)	200,100	*
William D. McCartney(4)	7,500	*
Graeme A. Witts(5)	8,185	*
Eric Lauritzen(6)	2,500	*
David M. Gandossi(7)	130,000	*
Wolfram Ridder(8)	80,000	*
Leonhard Nossol(9)	55,050	*
Ulf Johannson	—	—
Eric X. Heine(10)	10,000	*
David M. Cooper(11)	30,000	*
David Brien(12)	10,000	*
Werner Stuber(13)	55,000	*
Trustees and Officers as a Group	2,633,135	7.7%
(14 persons)(14)

*	Less than 1%.

(1)	Includes 1,134,800 unrestricted Shares and presently exercisable stock options to acquire up to 835,000 Shares. In addition, Mr. Lee was granted 40,000 restricted Shares in connection with his role as an executive officer of Mercer which vest in three equal installments in September 2005, September 2006 and September 2007.

(2)	All of these shares are unrestricted.

(3)	Includes 197,600 unrestricted Shares, of which 167,600 Shares are owned through GWA Investments LLC, of which Mr. Adams is the managing member. In addition, in June 2005, Mr. Adams was granted 2,500 restricted Shares in connection with his role as an independent trustee of Mercer which vest and become non-forfeitable in June 2006.

(4)	Includes 5,000 unrestricted Shares. In addition, in June 2005, Mr. McCartney was granted 2,500 restricted Shares in connection with his role as an independent trustee of Mercer which vest and become non-forfeitable in June 2006.

(5)	Includes 5,000 unrestricted Shares. In addition, in June 2005, Mr. Witts was granted 2,500 restricted Shares in connection with his role as an independent trustee of Mercer which vest and become non-forfeitable in June 2006. In July 2005, Mr. Witts was granted 685 restricted Shares in connection with his role as a member of two special committees of the Board which vest in January 2006.

(6)	In June 2005, Mr. Lauritzen was granted 2,500 restricted Shares in connection with his role as an independent trustee of Mercer which vest and become non-forfeitable in June 2006.

(7)	Includes presently exercisable stock options to acquire up to 100,000 Shares. Mr. Gandossi was also granted 30,000 restricted Shares in connection with his role as an executive officer of Mercer which vest in three equal installments in September 2005, September 2006 and September 2007.

(8)	Includes presently exercisable stock options to acquire up to 60,000 Shares. Mr. Ridder was also granted stock options to acquire up to 20,000 Shares exercisable as of September 2005 as to one-third of the options granted and one-third in each of September 2006 and 2007. These options have a ten-year term.

(9)	Includes presently exercisable stock options to acquire up to 30,000 Shares. Mr. Nossol was also granted options to acquire up to 25,000 Shares which vest in three equal installments in September 2005, September 2006 and September 2007. These options have a ten-year term.

(10)	In June 2005, Mr. Heine was appointed as Vice President, Pulp Sales and Marketing of Mercer and in July 2005 was granted 10,000 restricted Shares in connection with his appointment which vest in three equal installments in July 2005, June 2006 and June 2007.

(11)	In June 2005, Mr. Cooper was appointed as Vice President, Pulp Sales and Marketing, Europe of Mercer and in July 2005 was granted options to acquire up to 30,000 Shares in connection with his appointment which vest in three equal installments in July 2005, July 2006 and July 2007. These options have a ten-year term.

(12)	Mr. Brien was granted 10,000 restricted Shares which vest in three equal installments in September 2005, September 2006 and September 2007.

(13)	Includes presently exercisable stock options to acquire up to 30,000 Shares. Mr. Stuber was also granted options to acquire up to 25,000 Shares which vest in three equal installments in September 2005, September 2006 and September 2007. These options have a ten-year term.

(14)	Includes stock options to acquire up to 1,155,000 Shares.

FUTURE SHAREHOLDER PROPOSALS
     Rule 14a-8 under the 1934 Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. In general, under Rule 14a-8 a proposal for a regularly scheduled annual meeting must be received at the company’s principal executive offices not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting or, if the company did not hold an annual meeting the previous year, a reasonable time before the company begins to print and mail its proxy materials. For a special meeting, the deadline is a reasonable time before the company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, shareholder proposals must also be otherwise eligible for inclusion.
     Amalgamated Mercer expects to maintain the same annual meeting schedule as Mercer has followed in the past. Any shareholder who intends to present a proposal at the 2006 annual meeting of shareholders and who requests inclusion of the proposal in Amalgamated Mercer’s 2006 proxy statement and form of proxy in accordance with applicable SEC rules must file such proposal with Amalgamated Mercer by December 28, 2005. Upon receipt of such a proposal, Mercer will determine whether or not to include the proposal in such proxy statement and proxy in accordance with applicable law. A shareholder that wishes to present a proposal at the annual shareholders’ meeting to be held in 2006 must submit such proposal to Mercer on or before April 7, 2006 or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal. Shareholder proposals should be sent to the Secretary, Mercer International Inc., 650 West Georgia Street, Suite 2840, P.O. Box 11576, Vancouver, British Columbia, Canada V6B 4N8.
     Amalgamated Mercer’s Bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2006 annual meeting, the required notice must be received by Amalgamated Mercer’s corporate secretary between February 14, 2006 and March 15, 2006. The Bylaws require that the proposal must constitute a proper subject to be brought before the meeting and the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal. A copy of the Bylaws of Amalgamated Mercer is included as Appendix C hereto. A copy of the Bylaws may also be obtained by writing the corporate secretary, at Amalgamated Mercer’s address shown above.
     Amalgamated Mercer’s Bylaws also provide that a shareholder may nominate a director for election if the shareholder sends a notice to Amalgamated Mercer’s corporate secretary identifying any other person making the nomination with the shareholder and providing proof of shareholder status. This notice must be received at Amalgamated Mercer’s principal executive offices between February 14, 2006 and March 15, 2006. The shareholder also must provide the information about the nominee that would be required to be disclosed in the proxy statement.
OTHER MATTERS
     The trustees know of no matters other than those set out in this proxy statement/prospectus to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the proxy holders to vote the Proxies received for the Meeting in accordance with their judgment.
LEGAL MATTERS
     The validity of the shares of common stock of Amalgamated Mercer to be issued in connection with the Proposed Delaware Reincorporation and certain matters in connection with the Conversion were passed upon by Heller Ehrman LLP, Seattle, Washington, special U.S. counsel to Mercer.

EXPERTS
     The consolidated financial statements of Mercer as at December 31, 2004 and 2003 and for each of the years then ended and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated by reference in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The annual audited consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows of Mercer for the year ended December 31, 2002 incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the report of Peterson Sullivan P.L.L.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
     The annual audited balance sheets of Stone Venepal (Celgar) Pulp Inc. as at December 31, 2004 and 2003 and the related consolidated statements of loss and deficit and cash flows for the years ended December 31, 2004, 2003 and 2002 incorporated in this prospectus/proxy statement by reference to Mercer’s Current Report on Form 8-K/A filed on June 14, 2005 have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-(800)-SEC-0330 for further information on the public reference rooms. The documents that we have filed with the Canadian securities regulatory authorities are available on the World Wide Web at http://www.sedar.com. Our Shares are quoted on the NASDAQ National Market and are listed on the Toronto Stock Exchange. Reports, proxy and information statements and other information concerning us can be inspected at the offices of the NASDAQ National Market, 1735 K Street, N.W., Washington, D.C., 20006-1506.
     We have filed a registration statement on Form S-4 to register with the SEC the common stock to be issued upon consummation of the transactions described herein. This proxy statement/prospectus is a part of that registration statement and constitutes our prospectus in addition to being a proxy statement/prospectus for our Meeting. We refer you to the registration statement and any amendments to it. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it. This permits us to disclose important information to you by referring you to those documents. Any information referred in this way is considered part of this proxy statement/prospectus, and any information filed with the SEC after the date of this proxy statement/prospectus will automatically be deemed to update and supersede this information, but will not constitute a part of this proxy statement/prospectus. We incorporate by reference in this proxy statement/prospectus the following documents which have been filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and Amendment No.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2005, excluding the sections entitled “Report of the Audit Committee”, “Report of the Compensation Committee” and “Performance Graph”; and

•	Our Current Reports on Form 8-K filed with the SEC on February 3, 2005, February 11, 2005, February 18, 2005, March 11, 2005, March 29, 2005, May 10, 2005, July 19, 2005, August 9, 2005 and November 7, 2005 and on Form 8-K/A filed on June 3, 2005, June 14, 2005, August 11, 2005 and November 15, 2005.

     We incorporate by reference all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this proxy statement/prospectus and prior to January 20, 2006, the date of the Meeting.
     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for the purposes of this proxy statement/prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

     If you are a shareholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone as follows:

Mercer International Inc. 650 West Georgia Street Suite 2840, P.O. Box 11576 Vancouver, British Columbia Canada V6B 4N8 Telephone: (604) 684-1099 Attention: David M. Gandossi	Mercer International Inc. 14900 Interurban Avenue South Suite 282 Seattle, Washington USA 98168 Telephone: (206) 674-4639 Attention: Investor Relations
     If you are a shareholder and would like to request documents from us, please do so by January 13, 2006 to receive them before the Meeting.

APPENDIX A
AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”) is entered into on this day of December 14, 2005 by and among MERCER INTERNATIONAL INC., a Massachusetts trust organized under Washington law (“Mercer”), MERCER DELAWARE INC., a Delaware corporation (“MergerCo”), and MERCER INTERNATIONAL REGCO INC., a Washington corporation (“Regco”).
WHEREAS:
     A. Mercer is a Massachusetts trust organized and existing under the laws of the State of Washington;
     B. MergerCo is a corporation organized and existing under the laws of the State of Delaware;
     C. Regco is a corporation organized and existing under the laws of the State of Washington;
     D. On the date hereof, the authorized capital stock of Mercer consists of an unlimited number of shares of beneficial interest, $1.00 par value (the “Mercer Common Stock”), of which 33,169,140 shares are issued and outstanding, and 50 million preferred shares issuable in series, of which 500,000 Series A Junior Participating Preferred Shares (the “Mercer Series A Preferred Stock”) and 3,500,000 Cumulative Retractable Convertible Preferred Shares, Series B, have been authorized, and of which no preferred shares of any series are issued and outstanding;
     E. On the date hereof, the authorized capital stock of Regco consists of 200 million shares of common stock, $1.00 par value (the “Regco Common Stock”), of which one common share is issued and outstanding and owned beneficially and of record by Mercer, and 50 million preferred shares, par value $1.00, issuable in series, of which two million Series A Junior Participating Preferred Shares have been authorized (the “Regco Series A Preferred Stock”), and of which no preferred shares of any series are issued and outstanding;
     F. On the date hereof, the authorized capital stock of MergerCo consists of 1,000 shares of common stock, par value $0.0001, of which one common share is issued and outstanding and owned beneficially and of record by Regco;
     G. The board of trustees of Mercer has determined that it is advisable and in the best interests of Mercer and that of its shareholders that Mercer merge with and into MergerCo upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of Mercer in the State of Delaware, and the respective boards of Mercer, Regco and MergerCo have, by resolutions duly approved and adopted this Merger Agreement;
     H. Mercer, Regco and MergerCo desire to make certain covenants and agreements in connection with the Merger (as hereinafter defined) and to prescribe various conditions to the Merger; and
     I. The parties intend by this Merger Agreement to effect a “reorganization” under Section 368 of the United States Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1.
MERGER
     1.1 Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and Chapters 23.90 and 23B.11 of the Revised

Code of Washington (“RCW”), Mercer shall, at the Effective Time (as hereinafter defined), be merged with and into MergerCo (the “Merger”). Following the Effective Time of the Merger, MergerCo shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the “Surviving Corporation”), and the separate legal existence of Mercer shall, except to the extent provided by the laws of the State of Washington, cease and the Surviving Corporation shall succeed to and assume all the rights and obligations of Mercer in accordance with the DGCL.
     1.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 4 hereof, the parties shall duly prepare, execute and file (A) a certificate of merger (the “Certificate of Merger”) in accordance with Section 251 of the DGCL with the Secretary of State of the State of Delaware, and (B) articles of merger (the “Articles of Merger”) meeting the requirements of RCW 23B.11.050 with the Secretary of State of the State of Washington. The Merger shall become effective immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, of the Articles of Merger with the Secretary of State of the State of Washington, or at such later time set forth in such Certificate of Merger as shall be agreed to by Mercer, MergerCo and Regco. The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”
     1.3 Effect of Merger. The Merger shall have the effect as provided in the DGCL and by the laws of the State of Washington. At the Effective Time, the separate legal existence of Mercer shall cease and the Surviving Corporation shall possess, as the successor to Mercer, all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, liabilities, obligations and duties of Mercer, except to the extent provided by the laws of the State of Washington. All acts, plans, policies, agreements, arrangements, approvals and authorizations of Mercer, its shareholders, board of trustees and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation, its shareholders, board of directors and committees thereof, respectively, and shall be as effective and binding thereon as the same were with respect to Mercer.
ARTICLE 2.
NAME, CERTIFICATE OF INCORPORATION,
DIRECTORS AND OFFICERS
     2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be “Mercer Delaware Inc.”.
     2.2 Governing Documents.
     (a) The certificate of incorporation of MergerCo as it may be amended or restated subject to applicable law, and as in effect immediately prior to the Effective Time, shall constitute the certificate of incorporation of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law, except that Article FIRST of such certificate shall provide that the name of the Surviving Corporation shall be “Mercer Delaware Inc.”; and
     (b) The bylaws of MergerCo as in effect immediately prior to the Effective Time shall constitute the bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.
     2.3 Officers and Directors. The persons who are officers and trustees of Mercer immediately prior to the Effective Time shall, at and after the Effective Time, be all of the officers and directors of the Surviving Corporation, without change, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and applicable law. All of the officers and directors of the Surviving Corporation shall be all of the officers and directors of Regco, without change, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Regco’s certificate of incorporation and bylaws and applicable law.
ARTICLE 3.
CONVERSION AND EXCHANGE OF STOCK
     3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:
     (a) Each share of Mercer Common Stock issued and outstanding immediately prior to the Effective Time, and each corresponding right attached to each such share to purchase (the “Mercer Stock Purchase Rights”), pursuant to the Rights Agreement dated December 23, 2003, as amended, between Mercer and Computershare Trust Company of Canada (the “Rights Agreement”), one one-hundredth of a share of Mercer Series A Preferred Stock, shall be automatically converted into one share of Regco Common Stock, and one right to be attached to each such share (the “Regco Stock Purchase Rights”) to purchase, pursuant to the Rights Agreement, one one-hundredth of a share of Regco Series A Preferred Stock. All references in this Agreement to the Regco Common Stock to be received pursuant to the Merger shall be deemed to include the associated Regco Stock Purchase Rights attached to the Regco Common Stock;
     (b) All shares of Mercer Common Stock, when so converted as aforesaid, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect to stock of Mercer, and their sole rights shall be with respect to the Regco Common Stock into and for which their shares of Mercer Common Stock shall have been converted upon consummation of the Merger;
     (c) Each share of Mercer Common Stock held in the treasury of Mercer immediately prior to the Effective Time shall be automatically converted into one share of Regco Common Stock, which shares shall continue to be retained and held by Regco in the treasury thereof;
     (d) Each unexpired option, warrant, purchase right, convertible debt instrument or other security of Mercer issued and outstanding immediately prior to the Effective Time shall be changed and automatically be converted, without any action on the part of the holder thereof, into and shall be an identical security of Regco, and the same number of shares of Regco Common Stock shall be reserved for purposes of the exercise of such option, warrant, purchase right, convertible debt instrument or other securities as is equal to the number of shares of Mercer Common Stock so reserved at the Effective Time; and
     (e) The one common share of Regco Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and retired, and the payment of $1.00, being the par value of such stock, shall be made with respect thereto, and such share shall resume the status of an unauthorized and unissued share of Regco Common Stock.
     3.2 Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Mercer Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Regco Common Stock into which the shares of Mercer Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of Mercer or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of Regco Common Stock evidenced by such outstanding certificate as above provided.

     3.3 Stock Option and Award Plans. Without limiting the generality of Section 3.1(d) hereof, Mercer currently maintains and sponsors the 1992 Stock Option Plan, as amended and restated, the 2004 Stock Incentive Plan, as amended and restated and certain other plans and agreements providing for the grant or award to its trustees, officers and employees of options or other rights to purchase or receive Mercer Common Stock (the “Employee Stock Plans”). Regco shall assume the rights and obligations of Mercer under the Employee Stock Plans. The outstanding options and other awards under the Employee Stock Plans shall be exercisable or issuable upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, shares of Regco Common Stock shall be issuable in lieu of shares of Mercer Common Stock. The number of shares of Regco Common Stock issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued under the Employee Stock Plans after the Effective Time shall entitle the holder thereof to purchase shares of Regco Common Stock in accordance with the terms of the Employee Stock Plans.
     3.4 Other Employee Benefit Plans. As of the Effective Time, Regco shall assume all obligations of Mercer under any and all employee benefit plans, programs, contracts and agreements maintained by Mercer and in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time including, without limitation, under Mercer’s 2002 Employee Incentive Bonus Plan. To the extent any employee benefit plan of Mercer provides for the issuance or purchase of, or otherwise relates to, Mercer Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Regco Common Stock.
     3.5 Convertible Debt. Without limiting the generality of Section 3.1(d) hereof, effective at the Effective Time, the 8.5% convertible senior subordinated notes due 2010 of Mercer shall be thereafter be convertible, in accordance with their terms, for an equivalent number of shares of Regco Common Stock at the same conversion price and/or upon the same terms and subject to the same conditions and restrictions as applicable immediately prior to the Effective Time under the indenture governing the convertible senior subordinated notes. In connection with the Merger, Regco will be required to enter into a supplemental indenture in a form reasonably satisfactory to the trustee under the indenture governing such convertible senior subordinated notes whereby Regco will assume all of the obligations of Mercer under: (i) the registration rights agreement entered into in connection with such indenture; (ii) the convertible senior subordinated notes issued under such indenture; and (iii) such indenture.
ARTICLE 4.
CONDITIONS PRECEDENT
     4.1 Conditions to Merger. The obligations of the parties hereto to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions (any or all of which may be waived by any party hereto in its sole discretion):
     (a) (1) the shareholders of Mercer shall have approved articles of amendment to its Declaration of Trust to provide that Mercer (i) shall be authorized to effect a merger with another corporation subject to its observance of the applicable provisions of RCW 23B.11 and (ii) shall cease its separate existence upon a merger in which it is not the surviving entity and (2) such articles of amendment shall have been duly and properly filed with the Secretary of State of the State of Washington;
     (b) the Merger shall have been approved by the shareholders of Mercer in accordance with the applicable laws of the State of Washington;
     (c) none of Mercer, Regco or MergerCo is subject to any governmental decree, order or injunction that in the discretion of the board of trustees of Mercer would make the consummation of any of the steps in the Merger inadvisable;

     (d) the Regco Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for quotation by the NASDAQ National Market and listing by the Toronto Stock Exchange;
     (e) all filings required to be made prior to the Effective Time of the Merger with, and all material consents and authorizations by and approvals of, any governmental or public authority or agency deemed necessary or advisable by the board of trustees of Mercer in connection with the Merger and other related transactions shall have been made or obtained (as the case may be), shall be in full force and effect, shall not have been revoked and shall be legally sufficient to authorize the transactions contemplated by this Agreement;
     (f) the obtaining of certain exemptions and orders from applicable securities regulatory authorities to permit the distribution of Regco Common Stock as exempt from the prospectus and registration requirements of applicable securities laws and the resale of such shares without hold periods or restrictions under such securities laws;
     (g) all filings required to be made prior to the Effective Time of the Merger with, and all material consents or waivers from, any third party deemed necessary or advisable by the board of trustees of Mercer in connection with the Merger and other related transactions shall have been made or obtained (as the case may be);
     (h) the registration statement on Form S-4 filed with the United States Securities and Exchange Commission in connection with the issuance of the Regco Common Stock to be issued and reserved for issuance in connection with the Merger shall have become effective under the United States Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order; and
     (i) any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of Mercer to be material to the consummation of the Merger shall have been obtained.
ARTICLE 5.
ADDITIONAL AGREEMENTS
     5.1 Assumption of Indebtedness. As of the Effective Time:
     (a) Regco, Mercer and Wells Fargo Bank Minnesota, N.A., the trustee under the indenture dated as of October 10, 2003, between Mercer and such trustee relating to the issuance of 8.5% convertible senior subordinated notes due 2010, will execute and deliver a supplemental indenture pursuant to which Regco will assume all of Mercer’s obligations under, and will become the primary obligor with respect to the $82.5 million 8.5% convertible senior subordinated notes due 2010; and
     (b) Regco will also assume all of the obligations and will become the primary obligor with respect to $310.0 million of 9.25% senior notes due 2013 as governed by an indenture dated as of February 14, 2005 between Mercer and Wells Fargo Bank, N.A. as trustee.
     5.2 Stock Purchase Rights. Prior to the Effective Time, Regco will designate shares of Regco Series A Preferred Stock having terms and provisions substantially similar to, and a number of shares identical to, those of Mercer’s Series A Preferred Stock.
     5.3 Listing of Regco Common Stock. Regco will use its best efforts to obtain, at or before the Effective Time, authorization to have quoted, on the Nasdaq National Market, and listed on the Toronto Stock Exchange Regco Common Stock issuable pursuant to the Merger and Regco Stock Purchase Rights issuable in conjunction therewith.

     5.4 Conversion. Immediately after the Effective Time, MergerCo will use its best efforts to reincorporate as a Washington corporation under Washington State Law.
     5.5 Approval of MergerCo Shareholder. Regco covenants and agrees that it will, as sole shareholder of MergerCo, vote all shares of common stock of MergerCo owned by Regco to approve this Agreement.
ARTICLE 6.
GENERAL
     6.1 Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     6.2 Amendment. Subject to applicable law and subject to the rights of Mercer’s shareholders to approve any amendment which would have a material adverse effect on such shareholders, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.
     6.3 Deferral or Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred by the board of trustees of Mercer or the respective boards of directors of MergerCo or Regco, or any of them.
     6.4 Counterparts. This Merger Agreement may be executed in any number of counterparts and by facsimile, each of which shall constitute an original document but all of which together shall constitute one and the same Agreement.
     6.5 Further Assurances. From time to time, as and when required or requested by any of Mercer, MergerCo and Regco, as applicable, or by any of their respective successors and assigns, there shall be executed and delivered on behalf of them, or by their respective successors and assigns, such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchise and authority of Mercer and otherwise to carry out the purposes of this Merger Agreement, and the officers, directors and trustees of each of them are fully authorized in the name and on behalf of them or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.
IN WITNESS WHEREOF, Mercer, MergerCo and Regco have caused this Merger Agreement to be signed by their respective duly authorized officers and delivered this 14th day of December, 2005.

MERCER INTERNATIONAL INC.

By:	/s/ Jimmy S.H. Lee

Name: Jimmy S.H. Lee
Title: Chief Executive Officer and President

MERCER DELAWARE INC.

By:	/s/ Jimmy S.H. Lee

Name: Jimmy S.H. Lee
Title: President

MERCER INTERNATIONAL REGCO INC.

By:	/s/ Jimmy S.H. Lee

Name: Jimmy S.H. Lee
Title: President

APPENDIX B
ARTICLES OF INCORPORATION
OF
MERCER INTERNATIONAL REGCO INC.
          The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Washington hereby certifies that:
I
Name
          The name of this Corporation (hereinafter called the “Corporation”) is Mercer International Regco Inc.
II
Purpose
          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Washington Business Corporation Act (the “Act”). The Corporation shall have perpetual existence.
III
Registered Office and Agent
          The name and address in the State of Washington of the Corporation’s initial agent for service of process is:
Corporation Service Company
202 North Phoenix Street
Olympia, Washington 98506
IV
Authorized Capital
     4.1 Authorized Capital. This Corporation is authorized to issue 250,000,000 shares of stock in the aggregate. Such shares shall be divided into two classes as follows:
(a)	200,000,000 shares of common stock, par value $1.00 (“Common Stock”).

(b)	50,000,000 shares of preferred stock, par value $1.00 (“Preferred Stock”).
Holders of Common Stock are entitled to one vote per share on any matter on which holders of Common Stock are entitled to vote. On dissolution of the Corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate further in the distribution of assets are entitled to receive the net assets of the Corporation.
     4.2 Authority of the Board of Directors. The Board of Directors is authorized, subject to limitations prescribed by the Act and by the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:
          4.2.1 The number of shares in and the distinguishing designation of that series;
          4.2.2 Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;
          4.2.3 Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;
          4.2.4 Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;
          4.2.5 The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preference of any dividends;
          4.2.6 The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and
          4.2.7 Any other rights, preferences and limitations of that series that are permitted by the Act.
Within any limits stated in these Articles of Incorporation or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated shares, and the Board of Directors may amend the rights and preferences of the shares of any series that has been established but is wholly unissued.
The authority herein granted to the Board of Directors to determine the relative rights and preferences of the Preferred Stock shall be limited to unissued shares, and no power shall exist to alter or change the rights and preferences of any shares that have been issued.
     4.3 Transfer Restrictions. The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.
     4.4 Securities Exchange Act 1934. At any time when the Corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, special meetings of the shareholders for any purpose or purposes may be called only by the Board of Directors or the Chairman of the Board (if one be appointed) or the Chief Executive Officer.
     4.5 Designation of Series of Preferred Stock. The first series of Preferred Stock, consisting of 2,000,000 shares, with a par value of $1.00 per share, is hereby designated the “Series A Junior Participating Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”). The rights, preferences, privileges and limitations granted to and imposed on the Series A Preferred Stock are as set forth in this Article 4.5.

          4.5.1 Dividend Provisions.
               (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time after filing of these Articles of Incorporation (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
               (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in Article 4.5.1(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
          4.5.2 Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
               (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
               (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
               (c) The following provisions shall apply in a default period (as defined below).
                    (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.
                    (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to Article 4.5.2(c)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.
                    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Article 4.5.2(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Article 4.5.2(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.
                    (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the directors may (except as provided in Article 4.5.2 (c)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant, or if no such directors are in office, by the holders of the Preferred Stock. References in this Article 4.5.2(c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.
                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in these Articles of Incorporation or Bylaws of the Corporation irrespective of any increase made pursuant to the provisions of Article 4.5.2(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in these Articles of Incorporation or Bylaws of the Corporation). Any vacancies in the Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.
               (d) Except as set forth herein or otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
          4.5.3 Certain Restrictions.
               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Article 4.5.1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:
                    (i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;
                    (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
               (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Article 4.5.3(a), purchase or otherwise acquire such shares at such time and in such manner.
          4.5.4 Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors subject to the conditions and restrictions on issuance set forth herein.
          4.5.5 Liquidation, Dissolution or Winding Up.
               (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Article 4.5.5(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
               (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
               (c) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          4.5.6 Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          4.5.7 No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          4.5.8 Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
          4.5.9 Amendment. These Articles of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.
          4.5.10 Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.
V
Directors
     5.1 Number of Directors. Subject to the rights of the holders of any series of Preferred Stock as set out in these Articles of Incorporation, the number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.
     5.2 Classes. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of shareholders following the adoption and filing of these Articles of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of shareholders following the adoption and filing of these Articles of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the adoption and filing of these Articles of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
     Notwithstanding the foregoing provisions of this Article 5.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     5.3 Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.
     5.4 Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.
VI
Shareholder Rights
     6.1 Preemptive Rights. No shareholder of this Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this Corporation or to any obligations convertible into stock of this Corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of Preferred Stock or by written agreement with this Corporation.
     6.2 Cumulative Voting. In any election for directors of the Corporation, a holder of shares of any class or series of stock then entitled to vote has the right to vote in person or by proxy the number of shares of stock held thereby for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.
     6.3 Voting Requirements. The approval of any plan of merger, plan of share exchange, sale, lease, exchange or other disposition of all, or substantially all, of the Corporation’s property otherwise than in the usual and regular course of business, or proposal to dissolve, shall require the affirmative vote of the holders of not less than a majority of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation. At any time when the corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to the authority granted under Sections 23B.10.030, 23B.11.030, 23B.12.020, and 23B.14.020 of the Act, except as otherwise provided in these Articles of Incorporation, the vote of shareholders of this Corporation required in order to approve amendments to these Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation not in the usual and regular course of business, or dissolution of the Corporation shall be a majority of all of the votes entitled to be cast by each voting group, regardless of whether or not the corporation is a “public company,” as that term is defined in Section 23B.01.400 of the Act.
     6.4 Written Consent. No action required to be taken or that may be taken at an annual or special meeting of the shareholders of this Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
     6.5 Bylaws. The Corporation’s shareholders shall have the power to make amendments to the Bylaws by the affirmative vote of the holders of not less than two-thirds (2/3) of all shareholders of the Corporation entitled to vote on an action.
     6.6 Quorum for Meeting of Shareholders. A quorum shall exist at any meeting of the Shareholders if one-third of the shares entitled to be cast are represented in person or by proxy.
VII
Indemnification and Liability of Officers and Directors
     7.1 Indemnification. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     7.2 Liability. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of Section 23B.08.310 of the Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
VIII
Amendments to Articles of Incorporation
     8.1 Amendments. Amendments to Article 4.1(b) (authorized Preferred Stock); Article 5 (Directors); Article 6.2 (elimination of cumulative voting); and, this Article 8 shall require the affirmative vote of the holders of not less than two-thirds (2/3) of all shareholders of the Corporation entitled to vote on an action. Except as otherwise provided in these Articles of Incorporation, as amended from time to time, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute.
     8.2 Corrections. The Corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Washington, including these Articles of Incorporation or any amendments hereto, without the necessity of special shareholder approval of such corrections.
IX
Incorporator
The name and the mailing address of the Sole Incorporator is as follows:

Jeffry A. Shelby
701 Fifth Avenue
Suite 6100
Seattle, Washington 98104-7098
     Executed this 11th day of July, 2005.

/s/ Jeffry A. Shelby

Jeffry A. Shelby, Sole Incorporator

APPENDIX C
BYLAWS OF
MERCER INTERNATIONAL REGCO INC.

BYLAWS OF
MERCER INTERNATIONAL REGCO INC.
These Bylaws (the “Bylaws”) are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington.
ARTICLE 1.
OFFICES
     1.1 Principal Office. The principal office of the Corporation shall be located at the principal place of business or such other place as the Board of Directors may designate.
     1.2 Registered Office and Registered Agent. The registered office of the Corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.
     1.3 Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Washington, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2.
SHAREHOLDERS
     2.1 Annual Meeting
(a) The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date and at a time and place to be set by the Board of Directors.
(b) Only persons who are nominated in accordance with the procedures set forth in this Section 2.1(b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.1(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. Stockholders may bring other business before the annual meeting, provided that timely notice is provided to the secretary of the Corporation in accordance with this section, and provided further that such business is a proper matter for stockholder action under the Washington Business Corporation Act. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the prior year’s meeting; provided, however, that in the event that (i) the date of the annual meeting is more than thirty (30) days prior to or more than sixty (60) days after such anniversary date, and (ii) less than sixty (60) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a directors, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including, without limitation, such person’s written consent to being name in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of the stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned of record by such stockholder and beneficially by such beneficial owner. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.1(b). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
          Notwithstanding the foregoing provisions of this Section 2.1(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to matters set forth in this Section 2.1(b).
     2.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairperson of the Board (if one be elected) or by the Chief Executive Officer. The Board of Directors may designate any place as the place of any special meeting called by the Chairperson, the Chief Executive Officer or the Board.
     2.3 Notice of Meetings. Except as otherwise provided in Subsections 2.3(b) and 2.3(c) below, the Secretary, Assistant Secretary, or any transfer agent of the Corporation shall deliver, either personally or by mail, private carrier, telegraph or teletype, or telephone, wire or wireless equipment which transmits a facsimile of the notice, not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, written notice stating the place, day, and time of the meeting to each shareholder of record entitled to vote at such meeting. If mailed in the United States, such notice shall be deemed to be delivered when deposited in the United States mail, with first-class postage thereon prepaid, addressed to the shareholder at his address as it appears on the Corporation’s record of shareholders. If mailed outside the United States, such notice shall be deemed to be delivered five (5) days after being deposited in the mail, with first-class airmail postage thereon, return receipt requested, addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s record of shareholders.
(a) Notice of Special Meeting. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the actions sought to be approved at the meeting. No business other than that specified in the notice may be transacted at a special meeting.
(b) Proposed Articles of Amendment or Dissolution. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or the proposed voluntary dissolution of the Corporation, then the written notice shall be given not less than twenty (20) nor more than sixty (60) days before the meeting date and shall state that the purpose or one of the purposes is to consider the advisability thereof, and, in the case of a proposed amendment, shall be accompanied by a copy of the amendment.
(c) Proposed Merger, Consolidation, Exchange, Sale, Lease or Disposition. If the business to be conducted at any meeting includes any proposed plan of merger or share exchange, or any sale, lease, exchange, or other disposition of all or substantially all of the Corporation’s property otherwise than in the usual or regular course of its business, then the written notice shall state that the purpose or one of the purposes is to consider the proposed plan of merger or share exchange, sale, lease, or disposition, as the case may be, shall describe the proposed action with reasonable clarity, and, if required by law, shall be accompanied by a copy or a detailed summary thereof; and written notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) nor more than sixty (60) days before such meeting, in the manner provided in Section 2.3 above.
(d) Declaration of Mailing. A declaration of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.
(e) Waiver of Notice. Notice of any shareholders’ meeting may be waived in writing by any shareholder at any time, either before or after the meeting. Except as provided below, the waiver must be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice, or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
     2.4 Quorum. A quorum shall exist at any meeting of shareholders if one-third of the shares entitled to vote is represented in person or by proxy. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.
     2.5 Voting of Shares. Except as otherwise provided in the Articles of Incorporation or these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the Corporation. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number is required by the Articles of Incorporation or the Washington Business Corporation Act.
     2.6 Adjourned Meetings. One-half of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is or must be fixed in accordance with the Washington Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
     2.7 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

     2.8 Record of Shareholders Entitled to Vote. After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholders list, beginning ten days prior to the shareholders’ meeting and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder’s expense. The shareholders list shall be kept open for inspection during such meeting or any adjournment. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.
     2.9 Telephonic Meetings. Shareholders may participate in a meeting by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other during the meeting, and participation by such means shall constitute presence in person at a meeting.
     2.10 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     2.11 Organization
(a) At every meeting of shareholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.
(b) The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE 3.
BOARD OF DIRECTORS
     3.1 Management Responsibility. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in the Articles of Incorporation or the Washington Business Corporation Act.
     3.2 Number of Directors, Qualification. The authorized number of directors of the Corporation shall be not less than three (3) nor more than thirteen (13), the specific number to be set by resolution of the Board of Directors. Directors need not be shareholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

     3.3 Election. Except as provided in Sections 3.4 and 3.5, and unless otherwise provided in the Articles of Incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. If, for any reason, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in accordance with these Bylaws. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor shall have been elected and qualified or until there is a decrease in the number of directors.
     3.4 Vacancies. Any vacancy occurring in the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled the Board of Directors or the shareholders if not filled by the Board. If the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. A director elected to fill any vacancy shall hold office until the next shareholders meeting at which directors are elected.
     3.5 Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.
     3.6 Removal. One or more members of the Board of Directors (including the entire Board) may be removed, with cause, at a meeting of shareholders called expressly for that purpose. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. Neither the Board of Directors nor any individual director may be removed without cause.
     3.7 Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which a Board is elected. Said meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the Board of Directors.
     3.8 Regular Meetings. Regular meetings of the Board of Directors or of any committee designated by the Board may be held at such place and such day and hour as shall from time to time be fixed by resolution of the Board or committee, without other notice than the delivery of such resolution as provided in Section 3.10 below.
     3.9 Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board may be called by the Chief Executive Officer or the Chairperson of the Board (if one be elected) or any director or committee member, to be held at such place and such day and hour as specified by the person or persons calling the meeting.
     3.10 Notice of Meeting. Notice of the date, time, and place of all special meetings of the Board of Directors or any committee designated by the Board shall be given by the Secretary, or by the person calling the meeting, by mail, private carrier, telegram, facsimile transmission, or personal communication over the telephone or otherwise, provided such notice is received at least one (1) day prior to the day upon which the meeting is to be held.
          No notice of any regular meeting need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors or any committee designated by the Board and a copy of such resolution has been delivered by mail, private carrier, telegram or facsimile transmission to every director or committee member and is received at least one (1) day before the first meeting held in pursuance thereof.
          Notice of any meeting of the Board of Directors or any committee designated by the Board need not be given to any director or committee member if it is waived in a writing signed by the director entitled to the notice, whether before or after such meeting is held.

          A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation or these Bylaws.
          Any meeting of the Board of Directors or any committee designated by the Board shall be a legal meeting without any notice thereof having been given if all of the directors or committee members have received valid notice thereof, are present without objecting, or waive notice thereof in a writing signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, or any combination thereof.
     3.11 Quorum of Directors. A majority of the number of directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.
          A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.10 of these Bylaws, to the directors who were not present at the time of the adjournment.
     3.12 Presumption of Assent. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Corporation within a reasonable time after adjournment of the meeting. Such right to dissent or abstain shall not be available to any director who voted in favor of such action.
     3.13 Action by Directors Without a Meeting. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be, either before or after the action taken and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same effect as a unanimous vote at a meeting duly held upon proper notice on the date of the last signature thereto, unless the consent specifies a later effective date.
     3.14 Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.
     3.15 Compensation. By resolution of the Board of Directors, the directors and committee members may be paid their expenses, if any, or a fixed sum or a stated salary as a director or committee member for attendance at each meeting of the Board or of such committee as the case may be. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.
     3.16 Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may from time to time designate from among its members one or more committees, each of which must have two (2) or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;
(b) approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders;
(c) fill vacancies on the Board of Directors or on any of its committees;
(d) adopt any amendment to the Articles of Incorporation;
(e) adopt, amend or repeal these Bylaws;
(f) approve a plan of merger; or
(g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.
          Meetings of such committees shall be governed by the same procedures as govern the meetings of the Board of Directors. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the Corporation.
ARTICLE 4.
OFFICERS
     4.1 Appointment. The officers of the Corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation or removal, each officer shall hold office at the pleasure of the Board of Directors until the next annual meeting of the Board and until his successor is appointed and qualified.
     4.2 Qualification. None of the officers of the Corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.
     4.3 Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Chief Financial Officer and a Treasurer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary.
          The Board of Directors may, in its discretion, appoint a Chairperson of the Board of Directors; and, if a Chairperson has been appointed, the Chairperson shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers commonly incident to his office and as the Board may prescribe.
(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the direction and control of the Board, shall supervise and control all of the assets, business, and affairs of the corporation. The Chief Executive Officer shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by resolution of the Board. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.
          The Chief Executive Officer shall, unless a Chairperson of the Board of Directors has been appointed and is present, preside at all meetings of the shareholders and the Board of Directors.

(b) President. The President shall report to the Chief Executive Officer. In the absence of the Chief Executive Officer or his inability to act, the President, if any, shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer; provided that no such President shall assume the authority to preside as Chairperson of meetings of the Board unless such President is a member of the Board. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.
(c) Vice Presidents. In the absence of the President or his inability to act, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairperson of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws or the President.
(d) Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e) Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(f) Treasurer. Subject to the direction and control of the Board of Directors, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; and, at the expiration of his term of office, he shall turn over to his successor all property of the Corporation in his possession.
          In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.
     4.4 Delegation. In case of the absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or director or other person whom it may select.

     4.5 Resignation. Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later date. Unless otherwise specified in the notice, acceptance of such resignation by the Corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
     4.6 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.
     4.7 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board.
     4.8 Compensation. Compensation, if any, for officers and other agents and employees of the Corporation shall be determined by the Board of Directors, or by the Chief Executive Officer to the extent such authority may be delegated to him by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he is also a director of the Corporation.
ARTICLE 5.
EXECUTION OF CORPORATION INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION
     5.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.
          All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
          Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     5.2 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President.
ARTICLE 6.
STOCK
     6.1 Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section or otherwise required by law or with respect to this Section a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
     6.2 Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
     6.3 Transfers
(a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b) The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act.
     6.4 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.
     6.5 Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 6.1), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.
          Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms (including indemnity to the Corporation) as the Board of Directors may prescribe.
ARTICLE 7.
BOOKS AND RECORDS
     7.1 Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.
     7.2 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chief Executive Officer, the President or Secretary.
ARTICLE 8.
FISCAL YEAR
The fiscal year of the Corporation shall be set by resolution of the Board of Directors.
ARTICLE 9.
CORPORATE SEAL
The Board of Directors may adopt a corporate seal for the Corporation which shall have inscribed thereon the name of the Corporation, the year and state of incorporation and the words “corporate seal”.
ARTICLE 10.
INDEMNIFICATION
     10.1 Right to Indemnification. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or that, while serving as a director or officer of the Corporation, he or she is or was also serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 10.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the Corporation of a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.1 and upon delivery to the Corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this Article.
     10.2 Right of Indemnitee to Bring Suit. If a written claim for indemnification under Section 10.1 of this Article is not paid in full by the Corporation within ninety (90) days after the Corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
     10.3 Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation, general or specific action of the Board of Directors, contract or otherwise.
     10.4 Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.
     10.5 Indemnification of Employees and Agents of the Corporation. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.
     10.6 Persons Serving Other Entities. Any individual who is or was a director, officer or employee of the Corporation who, while a director, officer or employee of the Corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan or (c) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under this Article.
ARTICLE 11.
AMENDMENT OF BYLAWS
     11.1 These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

APPENDIX D
WASHINGTON BUSINESS CORPORATION ACT CHAPTER 23B.13 – DISSENTERS’ RIGHTS
(As set forth in the Revised Code of Washington (“RCW”))
RCW 23B.13.010
Definitions.
As used in this chapter:
(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.
(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(7) “Shareholder” means the record shareholder or the beneficial shareholder.
RCW 23B.13.020
Right to dissent.
(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:
(a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.
(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:
(a) The proposed corporate action is abandoned or rescinded;
(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or
(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.
RCW 23B.13.030
Dissent by nominees and beneficial owners.
(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:
(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and
(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.
RCW 23B.13.200
Notice of dissenters’ rights.
(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.
(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters’ rights that the action was taken and send them the notice described in RCW 23B.13.220.

RCW 23B.13.210
Notice of intent to demand payment.
(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.
(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter.
RCW 23B.13.220
Dissenters’ rights—Notice.
(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is authorized at a shareholders’ meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.
(2) The notice must be sent within ten days after the effective date of the corporate action, and must:
(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and
(e) Be accompanied by a copy of this chapter.
RCW 23B.13.230
Duty to demand payment.
(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.
(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.
(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.
RCW 23B.13.240
Share restrictions.
(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.
RCW 23B.13.250
Payment.
(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.
(2) The payment must be accompanied by:
(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
(b) An explanation of how the corporation estimated the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and
(e) A copy of this chapter.
RCW 23B.13.260
Failure to take action.
(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.
(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.
RCW 23B.13.270
After-acquired shares.
(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.
RCW 23B.13.280
Procedure if shareholder dissatisfied with payment or offer.
(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:
(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;
(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or
(c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.
RCW 23B.13.300
Court action.
(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.
(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.
RCW 23B.13.310
Court costs and counsel fees.
(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.
(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or
(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

APPENDIX E
Declaration of Trust Amendment Resolution
     The following resolution must be approved by a majority of the votes cast by Mercer Shareholders entitled to vote at the meeting.
BE IT RESOLVED THAT:
1.	The Articles of Amendment to the Declaration of Trust of Mercer International Inc. in the form set out in Appendix F to this Proxy Statement/Prospectus is hereby approved and adopted;
2.	Any officer or trustee of Mercer is hereby authorized and directed for and on behalf of Mercer to execute, under the seal of Mercer or otherwise, and to deliver all documents as are necessary or desirable for filing in connection with these resolutions; and
3.	Any officer or trustee of Mercer is hereby authorized and directed for and on behalf of Mercer to execute or cause to be executed, under the seal of Mercer or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

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APPENDIX F
Articles of Amendment to the Declaration of Trust of Mercer International Inc.
ARTICLES OF AMENDMENT TO
THE DECLARATION OF TRUST OF
MERCER INTERNATIONAL INC.
     Mercer International Inc., a Massachusetts trust organized pursuant to the provisions of Chapter 23.90, et. seq., of the Revised Code of Washington, hereby amends its Restated Declaration of Trust, as amended, as follows:
     1. The name of the Massachusetts trust is Mercer International Inc.
     2. The text of the amendment is as follows:
          A. The following section is added to Article VII of the Declaration of Trust:
          7.4 Merger.
               (a) The Company may merge with a foreign or domestic corporation if the Board of Trustees adopts and the Shareholders approve a plan of merger in accordance with the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act.
               (b) The Company shall cease its separate existence upon a merger in which it is not the surviving entity.
     3. These Articles of Amendment were duly adopted by the shareholders of Mercer at a special meeting held on January 20, 2006.
     4. These Articles of Amendment shall be effective upon filing of these Articles of Amendment with the Secretary of State of the State of Washington.
     IN WITNESS WHEREOF, Mercer International Inc. has caused these Articles of Amendment to be executed on its behalf by the undersigned duly authorized officer.

MERCER INTERNATIONAL INC.
By:
[Name][Title]

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APPENDIX G
Delaware Reincorporation Resolution
     The following resolution must be approved by at least 66 2/3% of the votes cast by Mercer Shareholders entitled to vote at the Meeting.
BE IT RESOLVED THAT:
1.	The Proposed Delaware Reincorporation involving Mercer International Inc. (“Mercer”) and Mercer Delaware Inc., as more particularly described and set forth in the Proxy Statement (the “Proxy Statement”) of Mercer accompanying the notice of this meeting is hereby authorized, approved and adopted;

2.	The agreement and plan of merger (the “Merger Agreement”), set out in Appendix A to the Proxy Statement of Mercer, dated December 14, 2005, among Mercer, Mercer Delaware Inc. and Mercer International Regco Inc., is hereby approved and adopted;

3.	Notwithstanding that this resolution has been passed by the shareholders of Mercer, the trustees of Mercer are hereby authorized and empowered (i) to amend the Merger Agreement to the extent permitted by the Merger Agreement, and (ii) not to proceed with the Proposed Delaware Reincorporation without further approval of the shareholders of Mercer;
4.	Any officer or trustee of Mercer is hereby authorized and directed for and on behalf of Mercer to execute, under the seal of Mercer or otherwise, and to deliver such other documents as are necessary or desirable in accordance with the Merger Agreement for filing; and
5.	Any officer or trustee of Mercer is hereby authorized and directed for and on behalf of Mercer to execute or cause to be executed, under the seal of Mercer or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers
     Sections 25B.08.500 through 23.B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for this purpose.
     Section 23B.008.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.
     The registrant’s Articles of Incorporation and Bylaws contain provisions for implementing, to the fullest extent permitted by Washington law, these limitations on a director’s or officer’s liability to the registrant and its shareholders.
     The registrant also will assume the obligations under certain indemnity agreements entered into by Mercer International Inc. (“Mercer”) with each of its trustees and certain officers. Mercer has agreed under each of these agreements to indemnify each of the trustees and such officers against any and all claims and costs that are or may be brought against him as a result of his being a trustee, officer or employee or that of a company related to Mercer. However, under the agreements, Mercer is not obligated to indemnify a trustee or such officers against any claims or costs in certain instances, including if it is determined that the trustee or such officer failed to act honestly and in good faith with a view to Mercer’s best interests, if the trustee or such officer failed to disclose his interest or conflicts as required under corporate legislation in Washington state or Mercer is not permitted to indemnify the trustee or such officer under such legislation, or if the trustee or such officer has violated any insider trading rules under United States federal and state securities laws.

Item 21.	List of Exhibits
     See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 22.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
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(2)	That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 14th day of December, 2005.

MERCER INTERNATIONAL REGCO INC.
By:	/s/ JIMMY S.H. LEE
	Name:	Jimmy S.H. Lee
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JIMMY S.H. LEE	Chief Executive Officer	December 14, 2005

Jimmy S.H. Lee

/s/ DAVID M. GANDOSSI	Chief Financial Officer	December 14, 2005

David M. Gandossi

*	Director	December 14, 2005

Kenneth A. Shields

*	Director	December 14, 2005

William D. McCartney

*	Director	December 14, 2005

Graeme A. Witts

*	Director	December 14, 2005

Guy W. Adams

*	Director	December 14, 2005

Eric Lauritzen

*By:	/s/ David M. Gandossi
David M. Gandossi
Pursuant to Power of Attorney

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EXHIBIT INDEX

Exhibit Number	Description
2.1(1)	Agreement and Plan of Merger among Mercer International Inc., the Massachusetts trust, Mercer Delaware Inc., the Delaware corporation, and Mercer International Regco Inc., the Washington corporation, dated December 14, 2005.

3.1(2)
(a) Restated Declaration of Trust of Mercer International Inc. as filed with the Secretary of State of Washington on June 11, 1990 together with an Amendment to Declaration of Trust dated December 12, 1991.

(b) Amendments to Declaration of Trust of Mercer International Inc. dated July 8, 1993; August 17, 1993; and September 9, 1993.

3.2(2)	Trustees’ Regulations of Mercer International Inc. dated September 24, 1973.

3.3(3)	Articles of Incorporation of Mercer International Regco Inc., the Washington corporation.

3.4(4)	Bylaws of Mercer International Regco Inc., the Washington corporation.

4.1*	Form of Specimen Common Stock Certificate.

5.1	Opinion of Heller Ehrman LLP, as to the legality of the securities being registered.

8.1	Opinion of Heller Ehrman LLP, as to certain tax matters.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Peterson Sullivan P.L.L.C.

23.3	Consent of Heller Ehrman LLP (included in exhibit 5.1).

23.4	Consent of Heller Ehrman LLP (included in exhibit 8.1).

24*	Power of Attorney (included on signature page of this registration statement).

99.1*	Form of Proxy for Special Meeting of Mercer International Inc.

*	Previously filed.

(1)	Included as Appendix A to the proxy statement/prospectus which forms a part of this Registration Statement.

(2)	Filed in Form 10-K for prior years.

(3)	Included as Appendix B to the proxy statement/prospectus which forms a part of this Registration Statement.

(4)	Included as Appendix C to the proxy statement/prospectus which forms a part of this Registration Statement.

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